UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ALECTOR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ALECTOR, INC.

131 OYSTER POINT BOULEVARD, SUITE 600

SOUTH SAN FRANCISCO, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:00 a.m. Pacific Time on Wednesday, June 17, 2026

Dear Stockholders of Alector, Inc.:

We cordially invite you to attend the 2026 annual meeting of stockholders (the “Annual Meeting”) of Alector, Inc., a Delaware corporation (“Alector” or the “Company”), which will be held on Wednesday, June 17, 2026 at 8:00 a.m. Pacific Time. The Annual Meeting will be held virtually via a live webcast at https://edge.media-server.com/mmc/p/mvantv8m password: alector2026 (cap sensitive), originating from South San Francisco, California, for the following purposes, as more fully described in the accompanying proxy statement:

1. To elect three Class II directors to serve until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

3. To conduct an advisory vote to approve the compensation of our named executive officers; and

4. To transact such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on April 20, 2026 as the record date for the Annual Meeting. Only stockholders of record on April 20, 2026 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

On or about April 28, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the Internet or by telephone and how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: http://www.astproxyportal.com/ast/22640. All you have to do is enter the control number located on your Notice or proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone, or mail as soon as possible.

We appreciate your continued support of Alector.

By order of the Board of Directors,

Arnon Rosenthal, Ph.D.

Co-founder, Chief Executive Officer, and Director

South San Francisco, California

April 28, 2026

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	-1-
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	-6-
PROPOSAL NO. 1 ELECTION OF DIRECTORS	-19-
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	-20-
PROPOSAL NO. 3 ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	-22-
AUDIT COMMITTEE REPORT	-23-
EXECUTIVE OFFICERS	-24-
EXECUTIVE COMPENSATION	-25-
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	-40-
RELATED PARTY TRANSACTIONS	-42-
OTHER MATTERS	-43-

ALECTOR, INC.

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:00 a.m. Pacific Time on Wednesday, June 17, 2026

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2026 annual meeting of stockholders of Alector, Inc., a Delaware corporation, and any postponements, adjournments, or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held virtually, via live webcast at https://edge.media-server.com/mmc/p/mvantv8m password: alector2026 (cap sensitive), originating from South San Francisco, California. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 28, 2026 to all stockholders entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND OUR ANNUAL MEETING

Why are you holding a virtual Annual Meeting?

This year’s Annual Meeting will be a “virtual meeting” of stockholders. We are continuously exploring technologies and services that will best permit our stockholders to engage with us and vote. We have implemented the virtual format in order to facilitate stockholder attendance at our Annual Meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation, and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or management.

How do I attend and participate in the Annual Meeting online?

We will be hosting the meeting via live webcast only at https://edge.media-server.com/mmc/p/mvantv8m password: alector2026 (cap sensitive). You will be able to submit your questions and vote your shares electronically during the Annual Meeting.

The webcast will start at 8:00 a.m. Pacific Time. You are encouraged to access the meeting prior to the start time. The webcast will open 15 minutes before the start of the meeting, and you should allow ample time for the check-in procedures. In order to enter the meeting, you will need the control number. The control number will be included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock (as defined below) or included with your voting instructions received from your broker, bank, or other financial intermediary if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at https://edge.media-server.com/mmc/p/mvantv8m password: alector2026 (cap sensitive).

How can I get help if I have trouble checking in or listening to the meeting online?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log-in page.

What matters am I voting on?

You will be voting on:

•
the election of three Class II directors to serve until our 2029 annual meeting of stockholders and until their successors are duly elected and qualified;
•
a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•
an advisory vote to approve the compensation of our named executive officers; and
•
any other business as may properly come before the Annual Meeting.

How does the Board of Directors recommend I vote on these proposals?

Our Board of Directors recommends a vote:

•
“FOR” the election of Elizabeth Garofalo, M.D., Errol De Souza, Ph.D. and Kristine Yaffe, M.D. as Class II directors;
•
“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•
“FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 20, 2026, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 111,025,187 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a broker, bank, or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank, or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend our Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock on your own behalf at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank, or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank, or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

•
Proposal No. 1: The election of directors requires a plurality vote of the shares of our common stock present (including by proxy) at our Annual Meeting and entitled to vote thereon. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as a director.
•
Proposal No. 2: The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares of our common stock present (including by proxy) at our Annual Meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of this proposal.
•
Proposal No. 3: The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the shares of our common stock present (including by proxy) at our Annual Meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

What is the quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our bylaws and Delaware law. The presence (including by proxy) of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes, and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•
online during the Annual Meeting, follow the provided instructions to join the meeting at https://edge.media-server.com/mmc/p/mvantv8m password: alector2026 (cap sensitive), starting at 8:00 a.m. Pacific Time on June 17, 2026 (have your Notice or proxy card in hand when you visit the website);
•
by Internet at www.voteproxy.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time, on June 16, 2026 (have your Notice or proxy card in hand when you visit the website);
•
by toll-free telephone at 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries (have your Notice or proxy card in hand when you call); or
•
by completing and mailing your proxy card (if you received printed proxy materials).

Even if you plan to participate in our Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to instruct your broker, bank, or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, by telephone, or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•
entering a new vote by Internet or by telephone;
•
completing and mailing a later-dated proxy card; or
•
notifying the Secretary of Alector, Inc., in writing, addressed to 131 Oyster Point Boulevard, Suite 600, South San Francisco, California 94080.

If you are a street name stockholder, your broker, bank, or other nominee can provide you with instructions on how to change your vote.

You may also change your vote or revoke your proxy by attending our Annual Meeting and voting online during the meeting. Simply attending the meeting will not, by itself, revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board of Directors. Arnon Rosenthal, Ph.D., Neil Berkley, and Danielle Pasqualone, Ph.D. have been designated as proxy holders by our Board of Directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 28, 2026 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting?

Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors, or on the approval, on an advisory basis, of the compensation of our named executive officers, which are “non-routine” matters, absent direction from you.

Where can I find the voting results of the Annual Meeting?

We expect to announce voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials, to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

Alector, Inc.

Attention: Investor Relations

131 Oyster Point Boulevard, Suite 600

South San Francisco, California 94080

Tel: (415) 231-5660

Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2027 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 29, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Alector, Inc.

Attention: Secretary

131 Oyster Point Boulevard, Suite 600

South San Francisco, California 94080

Tel: (415) 231-5660

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before such meeting by or at the direction of our Board of Directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. In addition to satisfying the requirements of our bylaws, shareholders who intend to nominate directors other than the directors we have nominated must also comply with the additional requirements of Rule 14a-19 under the Exchange Act. To be timely for our 2027 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•
not earlier than February 12, 2027 at 8:00 a.m., Pacific time; and
•
not later than the close of business on March 14, 2027 at 5:00 p.m., Pacific time.

In the event that we hold our 2027 annual meeting of stockholders more than 25 days before or after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before our 2027 annual meeting of stockholders and no later than the close of business on the later of the following two dates:

•
the 90th day prior to our 2027 annual meeting of stockholders; or
•
the 10th day following the day on which public announcement of the date of our 2027 annual meeting of stockholders is first made.

If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting does not appear to present his, her, or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our Corporate Governance and Nominating Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board of Directors, which is currently composed of eight members. Six of our directors, Drs. Garofalo, Hammond, Yaffe, and De Souza and Messrs. Lavigne and Altmeyer, are independent within the meaning of the listing standards of The Nasdaq Global Select Market (“Nasdaq”). Our Board of Directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names and certain other information about each of the nominees for Class II director. The names of and certain other information about the continuing members of our Board of Directors are also set forth below. All information is as of March 31, 2026:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Director Nominees
Elizabeth Garofalo, M.D.(1)	II	68	Director	2021	2026	2029
Errol De Souza, Ph.D.(1)(2)	II	72	Director	2024	2026	2029
Kristine Yaffe, M.D.(3)	II	63	Director	2019	2026	2029
Continuing Directors
Arnon Rosenthal, Ph.D.	I	71	Co-founder, Chief Executive Officer and Director	2013	2028	—
Paula Hammond, Ph.D.(1)(3)	I	62	Director	2020	2028	—
Louis J. Lavigne, Jr.(1)(2)	III	77	Chairperson and Director	2018	2027	—
Richard H. Scheller, Ph.D.	III	72	Director	2018	2027	—
Mark Altmeyer(2)(3)	III	65	Director	2024	2027	—

(1)
Member of our People, Culture, and Compensation Committee
(2)
Member of our Audit Committee
(3)
Member of our Corporate Governance and Nominating Committee

Nominees for Director

Elizabeth Garofalo, M.D. Dr. Garofalo has served as a member of our Board of Directors since September 2021. Since 2016, Dr. Garofalo has served as the Principal for EAG Pharma Consulting LLC. Prior to that, Dr. Garofalo served in numerous leadership roles including as Senior Vice President and Global Head of Clinical Development and member of the Novartis Global Development Leadership Team, Chair of the Novartis Portfolio Stewardship Board, and Co-Head of the Novartis Neuroscience Franchise. Prior to that, she was Vice President and Head of the Neuroscience Therapy Area at Astellas. She started her career at Parke-Davis/Pfizer where she had jobs of increasing responsibility, including Ann Arbor Site Head of Neuroscience and Ann Arbor Site Head of Worldwide Regulatory Affairs. Since September 2020, Dr. Garofalo has served as a member of the board, and since December 2024, she has served as a member of the compensation committee, of Acadia Pharmaceuticals Inc. From March 2021 to February 2023, she served as a member of the board and member of the audit committee of Exicure, Inc. and from March 2022 to February 2023, as chair of the board of Exicure, Inc. She has served since June 2021 as a member of the board, and since 2022, she has served as a member of the nomination and governance committee, of Xenon Pharmaceuticals. She also served as the chair of the board of the non-profit Institute for the Advancement of Clinical Trials in Children from 2022 until 2025. Dr. Garofalo earned an M.D. from the Indiana University School of Medicine where she completed her pediatric residency. She completed fellowships in pediatric neurology and epilepsy at the University of Michigan Medical School.

We believe Dr. Garofalo is qualified to serve on our Board of Directors because of her scientific background, including her clinical development experience, and her executive experience in the pharmaceutical industry.

Errol De Souza, Ph.D. Dr. De Souza has served as a member of our Board of Directors since March 2024. Dr. De Souza also serves as a member and chair of the board of directors of Cyclerion Therapeutics, Inc. Dr. De Souza was the executive chairman of Bionomics Limited from November 2018 to December 2022, the non-executive chairman from January 2023 to June 2023 and non-executive director until November 2023. Previously, Dr. De Souza served as President, Chief Executive Officer, and director of several companies, including Neuropore Therapies, Inc. from January 2017 to December 2019, Biodel, Inc. from March 2010 to January 2016, Archemix Corp from April 2003 to March 2009 and Synaptic Pharmaceutical Corporation from September 2002 to March 2003. From September 1998 to September 2002, Dr. De Souza held senior vice president roles at Hoechst Marion Roussel Pharmaceuticals, Inc. and Aventis Pharmaceuticals, Inc. (now Sanofi). He was also founder, Executive Vice President of R&D and director at Neurocrine Biosciences, Inc. from October 1992 to August 1998, and Head of CNS Diseases Research at DuPont Merck

from May 1990 to October 1992. Dr. De Souza is currently a member of the board of directors of Bionaut Labs. Inc., Cenos Therapeutics, Inc., and Royalty Pharma. He has previously served on the boards of directors of Catalyst Biosciences, Inc., Targacept, Inc., IDEXX Laboratories, Palatin Technologies, Inc., and a number of private company boards. Dr. De Souza received a B.A. in physiology and a Ph.D. in endocrinology from the University of Toronto and completed his post-doctoral fellowship in neuroscience from The Johns Hopkins University School of Medicine.

We believe Dr. De Souza is qualified to serve on our Board of Directors because of his scientific background and extensive senior management and board experience in the pharmaceutical industry.

Kristine Yaffe, M.D. Dr. Yaffe has served as a member of our Board of Directors since August 2019. Dr. Yaffe is the Scola Endowed Chair and the Leon Epstein Chair and Vice Chair, Professor of Psychiatry, Neurology, and Epidemiology, and Director of the Center for Population Brain Health at the University of California, San Francisco (“UCSF”). Dr. Yaffe is an internationally recognized expert in the epidemiology of dementia and is a foremost leader in identifying modifiable risk factors for dementia that serve as a foundation for prevention. She also currently serves on the Beeson Scientific Advisory Board and the Global Council on Brain Health. She previously was the Co-Chair of the United States’ Institute of Medicine’s Committee on Cognitive Aging. Dr. Yaffe has received numerous awards for her groundbreaking contributions to the field including the American Academy of Neurology’s Potamkin Prize for Alzheimer’s Research in 2017, the NIH Robert S. Gordon, Jr. Award in Epidemiology in 2021, and the Department of Veterans Affairs John B. Barnwell Award for Achievement in Clinical Research in 2022. Dr. Yaffe holds a B.S. in biology-psychology from Yale University and an M.D. from the University of Pennsylvania School of Medicine and has completed residencies in neurology and psychiatry at UCSF. Dr. Yaffe was elected to the National Academy of Medicine in 2019.

We believe Dr. Yaffe is qualified to serve on our Board of Directors based on her experience as an internationally recognized expert in the fields of cognitive aging, neurodegeneration, and dementia.

Continuing Directors

Louis J. Lavigne, Jr. Mr. Lavigne has served as a member of our Board of Directors since 2018, and as Chairperson of our Board of Directors since June 2023. Mr. Lavigne previously served as our Lead Independent Director from October 2018 to June 2023 and as chairperson of the Audit Committee from 2019 to May 2023. Mr. Lavigne is Managing Partner of Laman Partners, LLC, a consulting firm focusing on finance, strategy, and management, since 2019 and Managing Director of Lavrite, LLC since 2005. Mr. Lavigne served in various executive capacities with Genentech, Inc. for over 20 years, including Chief Financial Officer from 1988 to 2005, Executive Vice President from 1997 to 2005, Senior Vice President from 1994 to 1997, Vice President from 1986 to 1994, and Controller from 1983 to 1986. He served as a member of the board of directors of Zynga Inc., a social game company, from 2015 to May 2022, including as an audit committee member (and formerly audit committee chairperson) and as a member of the nominating and governance committee. Mr. Lavigne was a member of the board of directors of Accuray, Inc., a radiation oncology company, between 2009 and June 2021, where he served as chairman of the board and the compensation committee as well as a member of the nominating and governance committee. He also served as a member of the board of directors of Rodan + Fields, LLC, a private skincare company, from June 2015 to July 2021 where he was lead director between August 2020 and July 2021 and chaired the audit committee from December 2019 to July 2021. Mr. Lavigne also served as a director and chair of the audit committee of NovoCure Limited, an oncology company, from 2013 until October 2018; as a director, chair of the compensation committee, and member of the audit committee of Assertio Therapeutics, Inc., a pharmaceutical company, from July 2013 until his resignation in May 2019; and as a director, chair of the audit committee, and member of the compensation committee of DocuSign Inc., an eSignature transaction management company, from July 2013 to May 2020. Mr. Lavigne is the former chairman and board member of the UCSF Benioff Children’s Hospitals and the UCSF Benioff Children’s Hospitals Foundation. Mr. Lavigne holds a B.S. in Business Administration from Babson College and an M.B.A. from Temple University.

We believe Mr. Lavigne is qualified to serve on our Board of Directors because of his extensive experience in business operations and management, strategy, finance, accounting, and public company governance as a chief financial officer of a large, complex publicly-traded company and his extensive board leadership positions with a number of public company boards and board committees.

Richard H. Scheller, Ph.D. Dr. Scheller has served as a member of our Board of Directors and our Scientific Advisory Board (“SAB”) since October 2018 and has served as co-chair of our Strategic Portfolio Advice and Review Committee (“SPARC”) since December 2019. Dr. Scheller has served as the Chairman of Research and Development at BridgeBio Pharma LLC, a publicly traded biotechnology company, since January 2019 and previously served as a member of its board of directors from 2018 to 2023. In addition, Dr. Scheller serves on the board of directors at Maze Therapeutics, Aarvik Therapeutics, Trace Neuroscience, Xaira, and GondolaBio, and on the board of trustees at Caltech and the board of the Corporation of the Fine Arts Museums of San Francisco. He previously served on the board of directors of Xenon Pharmaceuticals from 2015 to 2020, ORIC Pharmaceuticals from 2015 to

2021, and as chairman of the board of directors of DICE Therapeutics from 2015 to 2023. From 2015 to 2019, Dr. Scheller was Head of Therapeutics and Chief Scientific Officer at 23andMe Holding Co. At Genentech from 2001 to 2014, he was Executive Vice President of Research and Early Development and served on the executive committees of Roche and Genentech focusing on research strategy, drug discovery, business development and early drug development activities. From 1982 to 2001, Dr. Scheller was a professor at Stanford in the Department of Biological Sciences and the Department of Molecular and Cellular Physiology and was an investigator at the Howard Hughes Medical Institute of Stanford University Medical Center. Since 2004, Dr. Scheller has served as an adjunct professor in the Department of Biochemistry and Biophysics at the University of California, San Francisco. Dr. Scheller’s research elucidating the molecular machinery and regulatory mechanism that underly neurotransmitter release earned him the 2013 Albert Lasker Basic Medical Research Award, the 2010 Kavli Prize in Neuroscience, and the 1997 U.S. National Academy of Sciences Award in Molecular Biology. He is a fellow of the American Academy of Arts and Sciences, a member of the National Academy of Sciences, and a member of the National Academy of Medicine. Dr. Scheller holds a Ph.D. in Chemistry from the California Institute of Technology and B.Sc. in Biochemistry from the University of Wisconsin-Madison.

We believe Dr. Scheller is qualified to serve on our Board of Directors because of his scientific background and his senior management experience in the pharmaceutical industry.

Mark Altmeyer. Mr. Altmeyer has served as a member of our Board of Directors since March 2024. Mr. Altmeyer currently serves on the board of directors of Merz Holdings Therapeutics, as chairman of the board of AM-Pharma B.V., chairman of the board of ReproNovo, and as chairman of the board of, Calluna-Pharma Mr. Altmeyer previously served on the boards of directors of Novaremed A.G. from October 2021 to February 2026, Clarion Healthcare, Inc. from March 2021 to October 2022, Myovant Sciences, Inc. from September 2016 to December 2018, Aculys Pharma, Inc. from March 2024 to October 2025, and Arvelle Therapeutics, B.V. from February 2019 to February 2021. He was also founder, President and Chief Executive Officer at Arvelle Therapeutics, where he led the organization through the approval of its lead product by the EMA and the company’s efforts to prepare for launch in Europe until its acquisition by Angelini Pharma. Prior to that, Mr. Altmeyer served as President and Chief Commercial Officer at Axovant Sciences, where he led the establishment of global commercial capabilities and pre-launch preparations for various pipeline products, and as President and Chief Executive Officer at Otsuka America Pharmaceutical Inc., transforming the company into a successful commercial organization and doubling total revenues over five years. Earlier in his career, Mr. Altmeyer held senior commercial and general management positions at Bristol-Myers Squibb and Cetus Corporation. Mr. Altmeyer holds an MBA from Harvard Graduate School of Business and a BA in economics from Middlebury College.

We believe Mr. Altmeyer is qualified to serve on our Board of Directors because of his extensive senior management and board experience in the pharmaceutical industry.

Arnon Rosenthal, Ph.D. Dr. Rosenthal co-founded Alector in 2013 and has served as a member of our Board of Directors and as Chief Executive Officer since 2013. Dr. Rosenthal co-founded Annexon Biosciences, Inc. and served as its acting Chief Executive Officer from August 2011 to December 2014 and served as a member of the board of directors, including as Chairman from August 2011 to February 2017. Dr. Rosenthal co-founded Rinat Neuroscience Corporation, which discovered and developed the migraine drug, Ajovy (acquired by Pfizer Inc. in August 2006), and served as President, Chief Scientific Officer, and as a member of the board of directors from August 2001 to August 2006. From January 1985 to August 2001, Dr. Rosenthal served in various roles at Genentech, Inc., where he ultimately served as Staff Scientist and was appointed as a permanent member of Genentech’s Research Review Committee, where his team discovered the target for the cancer drug Erivedge. Dr. Rosenthal conducted his post-doctoral fellowship at Genentech, Inc. He holds a Ph.D. in biology from the Hebrew University of Jerusalem.

We believe Dr. Rosenthal is qualified to serve on our Board of Directors because of the perspective and experience he provides as one of our founders and as our Chief Executive Officer, his experience as a founder and director of other life sciences companies, his educational background, as well as his broad experience within the pharmaceutical industry, particularly in the area of neuroscience and drug discovery and development.

Paula Hammond, Ph.D. Dr. Hammond has served as a member of our Board of Directors since March 2020. Dr. Hammond is Institute Professor and the Dean of Engineering at the Massachusetts Institute of Technology (“MIT”), where she has been a faculty member since 1995. She served as the Head of the Department of Chemical Engineering at MIT from 2015 through 2023 and as Vice Provost for Faculty/Executive Vice Provost from 2024 to 2026. She is a member of MIT’s David H. Koch Institute for Integrative Cancer Research and a founding member of the MIT Institute for Soldier Nanotechnology. She investigates electrostatic polymer systems for targeted nanoparticle drug and gene delivery, and is known for her work on nanoparticles to target cancer, and thin film coatings to release factors that regenerate bone and assist in wound healing. Dr. Hammond was elected into the National Academy of Science in 2019, the National Academy of Engineering in 2017, the National Academy of Medicine in 2016, and the 2013 Class of the American Academy of Arts and Sciences. She is also a member of the National Academy of Inventors. She received the Margaret H. Rousseau Pioneer Award for Lifetime Achievement by a Woman Chemical Engineer, the Benjamin Franklin Medal in Chemistry from the Franklin Institute and the National Medal of Technology and Innovation. She was a member of the Scientific

Advisory Board of Moderna Therapeutics from 2017 to 2021, she was the co-founder and member of the Scientific Advisory Board of LayerBio, Inc., and a current member of the Board of Sail Biomedicines, a Flagship company. She is also a member of the board of directors of the MIT Engine, and an advisor for Catalio Capital Management. Dr. Hammond served as a member the President’s Council of Advisors on Science and Technology (PCAST) from June 2021 to January 2025. Dr. Hammond holds an M.S. in Chemical Engineering from the Georgia Institute of Technology and a Ph.D. and S.B. in Chemical Engineering from MIT. Dr. Hammond has published over 330 papers and over 20 patent applications.

We believe Dr. Hammond is qualified to serve on our Board of Directors based on her scientific background and experience as an internationally recognized expert in the field of chemical engineering and based on her work in the field of cancer research.

Director Independence

Our common stock is listed on Nasdaq. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and corporate governance and nominating committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of such director, including any consulting, advisory, or other compensatory fee paid by the company to such director and (2) whether such director is affiliated with the company, a subsidiary of the company, or an affiliate of a subsidiary of the company.

Our Board of Directors undertook a review of its composition, the composition of its committees, and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board of Directors has determined that Drs. Garofalo, Hammond, Yaffe, and De Souza and Messrs. Lavigne and Altmeyer do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq.

In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Party Transactions.” There are no family relationships among any of our nominees for director, directors, or executive officers.

Board Leadership

Our Board of Directors appointed Louis J. Lavigne, Jr. to serve as Chairperson. As a general matter, our Board of Directors believes that appointing an independent director as Chairperson creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board of Directors as a whole. As Chairperson, Mr. Lavigne presides over periodic meetings of our independent directors, serves as a liaison between our Chief Executive Officer and our independent directors, and performs such additional duties as our Board of Directors may otherwise determine and delegate. Because Mr. Lavigne is an independent Chairperson, we do not have and do not intend to appoint a Lead Independent Director at this time.

Board Diversity

The Corporate Governance and Nominating Committee is committed to continuing to identify and recruit highly qualified director candidates with diverse experiences, perspectives, and backgrounds to join our Board of Directors.

Role of the Board in Risk Oversight

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational risk. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks that we face, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our Board of Directors is responsible for general oversight of risks and regular review of information regarding our risks. The Audit Committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting, technology and cybersecurity threats and incidents, enterprise risk management, and potential conflicts of interest. The People, Culture, and Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Corporate Governance and Nominating Committee is responsible for overseeing the management of risks associated with the independence of our Board of Directors. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board of Directors is regularly informed through discussions with committee members about such risks.

Our Board of Directors believes that open communication between management and our Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer, Chief Financial Officer and Chief Business Officer, and General Counsel, and other members of the senior management team at the meetings of our Board of Directors, where, among other topics, they discuss strategy and risks facing us, as well as at such other times as they deem appropriate. Our Board of Directors believes its administration of its risk oversight function has not negatively affected the Board of Directors’ leadership structure.

Executive Sessions of Independent Directors

In order to promote open discussion among independent directors, our Board of Directors has a policy of conducting executive sessions of independent directors on a periodic basis, and typically has such a session after each regularly scheduled board meeting. The independent Chairperson is the presiding director over these executive sessions.

Board Meetings and Committees

During the fiscal year ended December 31, 2025, our Board of Directors held five meetings (including regularly scheduled and special meetings), and all of our directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served. Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we encourage our directors to attend. All but one of our directors attended our 2025 annual meeting of stockholders.

Our Board of Directors has established an Audit Committee, People, Culture, and Compensation Committee, and Corporate Governance and Nominating Committee, each of which has the composition and the responsibilities described below.

Audit Committee

The members of our Audit Committee are Dr. De Souza and Messrs. Lavigne and Altmeyer. Mr. Altmeyer is the chairperson of our Audit Committee. Mr. Lavigne is our Audit Committee financial expert (“Financial Expert”), as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, as he possesses financial sophistication, as defined under the rules of Nasdaq.

Our Audit Committee oversees our corporate accounting and financial reporting process and assists our Board of Directors in monitoring our financial systems. The Company’s management is responsible for preparing our financial statements, and the independent auditor is responsible for auditing and reviewing those financial statements. The Audit Committee is responsible for assisting our Board of Directors in overseeing the conduct of these activities by management and the independent auditor. Our Audit Committee also:

•
selects and retains the independent registered public accounting firm to audit our financial statements;
•
helps to ensure and evaluate the independence, qualifications, and performance of the independent registered public accounting firm, including review and evaluation of the lead partner of the independent auditor;
•
approves audit and non-audit services and fees;
•
reviews financial statements and discusses with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews and the reports and certifications regarding internal controls over financial reporting, and disclosure controls;
•
prepares the Audit Committee report that the SEC requires to be included in our annual proxy statement;
•
reviews reports and communications from the independent registered public accounting firm;
•
reviews the adequacy and effectiveness of our internal controls and disclosure controls and procedures;
•
reviews our guidelines, policies, and plans to identify, monitor, and address enterprise risks;
•
review risks relating to significant technology, cybersecurity, and artificial intelligence matters and related concerns involving the Company;
•
reviews and monitors conflicts of interest situations, and approves or prohibits any involvement in matters that may involve a conflict of interest or taking of a corporate opportunity;
•
reviews related party transactions; and
•
establishes and oversees procedures to receive and address accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Our Audit Committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq. A copy of the charter of our Audit Committee is available on our website at https://investors.alector.com. During the fiscal year ended December 31, 2025, our Audit Committee held four meetings.

People, Culture, and Compensation Committee (“Compensation Committee”)

The members of our Compensation Committee are Drs. Garofalo, Hammond, and De Souza and Mr. Lavigne. Dr. Garofalo is the chairperson of our Compensation Committee.

Our Compensation Committee oversees our compensation policies, plans, and benefits programs. The Compensation Committee also:

•
oversees our overall compensation philosophy and compensation policies, plans, and benefit programs;
•
reviews and approves or recommends to the Board of Directors for approval compensation for our executive officers and directors;
•
administers our equity compensation plans and incentive compensation plans;
•
provides advice and consultation to the Corporate Governance and Nominating Committee on matters such as executive succession planning; and
•
engages in broader people and culture topics, such as engagement and retention.

Our Compensation Committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq. A copy of the charter of our Compensation Committee is available on our website at https://investors.alector.com. During the fiscal year ended December 31, 2025, our Compensation Committee held six meetings.

Corporate Governance and Nominating Committee

The members of our Corporate Governance and Nominating Committee are Drs. Hammond and Yaffe and Mr. Altmeyer. Dr. Yaffe is the chairperson of our Corporate Governance and Nominating Committee.

Our Corporate Governance and Nominating Committee oversees and assists our Board of Directors in reviewing and recommending nominees for election as directors. Specifically, the Corporate Governance and Nominating Committee identifies, evaluates, and makes recommendations to our Board of Directors regarding nominees for election to our Board of Directors and its committees. The Corporate Governance and Nominating Committee also:

•
considers and makes recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;
•
reviews developments in corporate governance practices, SEC rule-making and relevant law;
•
establishes procedures for submitting candidates for election to the Board of Directors;
•
evaluates the adequacy of our corporate governance practices;
•
evaluates the performance of our Board of Directors and of individual directors;
•
reviews and discusses corporate succession plans for executive officers and other key employees, in consultation with the Compensation Committee; and
•
advises our Board of Directors on the management of our ESG matters and initiatives.

Our Corporate Governance and Nominating Committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq. A copy of the charter of our Corporate Governance and Nominating Committee is available on our website at https://investors.alector.com. During the fiscal year ended December 31, 2025, our Corporate Governance and Nominating Committee held four meetings.

Considerations in Evaluating Director Nominees

Our Corporate Governance and Nominating Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our Corporate Governance and Nominating Committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our Corporate Governance and Nominating Committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, areas of expertise, corporate experience, length of service, potential conflicts of interest, and other commitments. Nominees must also have the ability to offer advice and guidance to management and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our Corporate Governance and Nominating Committee to perform all Board of Directors and committee responsibilities. Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our Corporate Governance and Nominating Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that our Board of Directors should be a diverse body, and our Corporate Governance and Nominating Committee may consider such factors as differences in professional background, education, skill, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our Board of Directors. In making determinations regarding nominations of directors, our Corporate Governance and Nominating Committee may take into account the benefits of diverse viewpoints. Our Corporate Governance and Nominating Committee also considers these and other factors as it oversees the annual Board of Directors and committee evaluations. After completing its review and evaluation of director candidates, our Corporate Governance and Nominating Committee recommends to our full Board of Directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

Our Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders holding no less than $2,000 in market value, or 1%, of the outstanding shares of the Company’s common stock continuously for at least 12 months prior to the date of the submission of the recommendation, so long as such recommendations comply with our amended and restated certificate of incorporation and bylaws and applicable laws, rules, and regulations, including those promulgated by the SEC.

Our Corporate Governance and Nominating Committee will evaluate such recommendations in accordance with its charter, our bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. Eligible stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing. Such recommendations must include information about the candidate and any relationships between the candidate and our Company, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock, and a signed letter from the candidate confirming willingness to serve on our Board of Directors. Our Corporate Governance and Nominating Committee has discretion to decide which individuals to recommend for nomination as directors.

Under our bylaws, stockholders may also directly nominate persons for our Board of Directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Secretary at Alector, Inc., 131 Oyster Point Boulevard, Suite 600, South San Francisco, California 94080. To be timely for our 2027 annual meeting of stockholders, our Secretary must receive the nomination no earlier than February 12, 2027 and no later than March 14, 2027.

Communications with the Board of Directors

Interested parties wishing to communicate with our Board of Directors or with an individual member or members of our Board of Directors may do so by writing to our Board of Directors or to the particular member or members of our Board of Directors, and mailing the correspondence to our Secretary at Alector, Inc., 131 Oyster Point Boulevard, Suite 600, South San Francisco, California 94080. Our Secretary, in consultation with appropriate members of our Board of Directors as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Chairperson of our Board of Directors.

Corporate Governance Guidelines and Code of Conduct

Our Board of Directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board of Directors has adopted a Code of Conduct that applies to all of our employees, officers, and directors, including our Chief Executive Officer and Chief Financial Officer. The full text of our Corporate Governance Guidelines and our Code of Conduct is posted on the Corporate Governance portion of our website at https://investors.alector.com. We will post amendments to our Code of Conduct or waivers of our Code of Conduct for directors and executive officers on the same website.

Director Compensation

Directors who are also our employees receive no additional compensation for their service as directors. Dr. Rosenthal was our only employee director during the fiscal year ended December 31, 2025. See the section titled “Executive Compensation” for additional information about Dr. Rosenthal’s compensation.

The following table presents the total compensation that each of our non-employee directors received during the fiscal year ended December 31, 2025. Other than as set forth in the table, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of our non-employee directors in the fiscal year ended December 31, 2025.

Name		Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Louis J. Lavigne, Jr.		92,500	46,781		10,661			149,942
Mark Altmeyer		65,522	46,781		10,661			122,964
Errol De Souza, Ph.D.		62,500	46,781		10,661			119,942
Elizabeth Garofalo, M.D.		60,000	46,781		10,661			117,442
Paula Hammond, Ph.D.		57,500	46,781		10,661			114,942
Richard H. Scheller, Ph.D.		45,000	67,364	(2)	10,661	100,000	(3)	223,025
David Wehner	(4)	29,107	—		—			29,107
Kristine Yaffe, M.D.		55,000	46,781		10,661			112,442

(1)
Except as otherwise indicated in footnote 2 below, the amount disclosed in this column for each non-employee director represents the grant date fair value of the Annual Option Award and Annual RSU Award (as those terms are defined below) granted to the non-employee director under our Outside Director Compensation Policy in 2025, as calculated in accordance with FASB ASC Topic 718 (as defined below). The assumptions used in calculating the grant date fair values of the awards disclosed in this column are set forth in Notes 2 and 8 to our audited financial statements included in our Annual Report on Form 10-K filed with the SEC on February 25, 2026. These amounts do not correspond to the actual value that may be recognized by the directors upon vesting or exercise of the applicable awards.
(2)
The amount reported includes (i) Dr. Scheller’s Annual RSU Award (which has a grant date fair value of $46,781), and (ii) an award of 15,833 RSUs granted to Dr. Scheller under agreements between him and the Company (which has a grant date fair value of $20,583), as more fully described in the section titled “Related Party Transactions – Consulting Agreement with Dr. Richard Scheller.”
(3)
The amount reported constitutes payment under agreements between Dr. Scheller and the Company as more fully described in the section titled “Related Party Transactions – Consulting Agreement with Dr. Richard Scheller.”
(4)
Mr. Wehner left the Company’s Board of Directors in June 2025.

Outstanding Equity Awards at Fiscal Year End

The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2025:

Name	Date of Grant	Number of Shares Underlying Unexercised Option Awards (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares Underlying Unvested Stock Awards (#)
Louis J. Lavigne, Jr.	11/6/2018	70,000	(1)	10.14	11/5/2028
	5/10/2019	20,000	(2)	20.05	5/9/2029
	5/11/2020	19,274	(2)	29.09	5/10/2030
	6/17/2021	25,709	(2)	21.37	6/16/2031
	6/16/2022	18,918	(2)	8.07	6/15/2032
	6/14/2023	12,360	(2)	7.71	6/13/2033
	6/11/2025	9,450	(2)	1.63	6/10/2035
	6/11/2025					28,700	(3)

Mark Altmeyer	3/19/2024	19,420	(4)	6.20	3/18/2034
	3/19/2024					20,625	(5)
	6/11/2025	9,450	(2)	1.63	6/10/2035
	6/11/2025					28,700	(3)

Errol De Souza, Ph.D.	3/19/2024	19,420	(4)	6.20	3/18/2034
	3/19/2024					20,625	(5)
	6/11/2025	9,450	(2)	1.63	6/10/2035
	6/11/2025					28,700	(3)

Elizabeth Garofalo, M.D.	9/23/2021	33,235	(6)	24.26	9/22/2031
	6/16/2022	18,918	(2)	8.07	6/15/2032
	6/14/2023	12,360	(2)	7.71	6/13/2033
	6/11/2025	9,450	(2)	1.63	6/10/2035
	6/11/2025					28,700	(3)

Paula Hammond, Ph.D.	3/20/2020	29,443	(6)	29.31	3/19/2030
	6/17/2021	25,709	(2)	21.37	6/16/2031
	6/16/2022	18,918	(2)	8.07	6/15/2032
	6/14/2023	12,360	(2)	7.71	6/13/2033
	6/11/2025	9,450	(2)	1.63	6/10/2035
	6/11/2025					28,700	(3)

Richard Scheller, Ph.D.	11/6/2018	21,875	(7)	10.14	11/5/2028
	11/6/2018	3,699	(8)	10.14	11/5/2028
	5/10/2019	20,000	(2)	20.05	5/9/2029
	1/1/2020	100,000	(9)	17.23	12/31/2029
	5/11/2020	19,274	(2)	29.09	5/10/2030
	6/17/2021	25,709	(2)	21.37	6/16/2031
	6/16/2022	18,918	(2)	8.07	6/15/2032
	6/14/2023	12,360	(2)	7.71	6/13/2033
	5/02/2025					2,709	(10)
	5/02/2025					1,250	(10)
	6/11/2025	9,450	(2)	1.63	6/10/2035
	6/11/2025					28,700	(3)

David Wehner	11/6/2018	70,000	(7)	10.14	6/11/2026
	5/10/2019	20,000	(2)	20.05	6/11/2026
	5/11/2020	19,274	(2)	29.09	6/11/2026
	6/17/2021	25,709	(2)	21.37	6/11/2026
	6/16/2022	18,918	(2)	8.07	6/11/2026
	6/14/2023	12,360	(2)	7.71	6/11/2026

Kristine Yaffe, M.D.	8/9/2019	38,000	(6)	18.10	8/8/2029
	5/11/2020	19,274	(2)	29.09	5/10/2030
	6/17/2021	25,709	(2)	21.37	6/16/2031
	6/16/2022	18,918	(2)	8.07	6/15/2032
	6/14/2023	12,360	(2)	7.71	6/13/2033
	6/11/2025	9,450	(2)	1.63	6/10/2035
	6/11/2025					28,700	(3)

(1)
One fourth of the total number of shares subject to the option vested on October 25, 2019, and an additional 1/48th of the total number of shares subject to the option vested each month thereafter, subject to the director’s continued status as a service provider through each such vesting date.
(2)
One twelfth of the total number of shares subject to the option vested each month after the date of grant, provided that the option vests in full on the earlier of (i) the one-year anniversary of the date of grant, or (ii) the date of the next regularly scheduled annual meeting of the Company’s stockholders, subject to the director’s continued status as a service provider on each such vesting date.
(3)
The shares subject to the restricted stock unit award will vest on the earlier of (i) the one-year anniversary of the date of grant, or (ii) the date of the next regularly scheduled annual meeting of the Company’s stockholders, subject to the director’s continued status as a service provider through each such vesting date.
(4)
The shares subject to this option vested, and continue to vest, 1/48th per month beginning on April 19, 2024, subject to the director’s continued status as a service provider on each such vesting date.
(5)
The shares subject to this restricted stock unit award will vest 1/12th per quarter beginning on September 1, 2024, subject to the director’s continued status as a service provider on each such vesting date.
(6)
One fourth of the total number of shares subject to the option vested on the one-year anniversary of the date of grant, and an additional 1/48th of the total number of shares subject to the option vested and continues to vest each month thereafter, subject to the director’s continued status as a service provider through each such vesting date.
(7)
One fourth of the total number of shares subject to the option vested on October 9, 2019, and an additional 1/48th of the total number of shares subject to the option vested each month thereafter, subject to the director’s continued status as a service provider through each such vesting date.
(8)
One forty-eighth of the total number of shares subject to the option vested on November 22, 2018, and an additional 1/48th of the total number of shares subject to the option vested and continues to vest each month thereafter, subject to the director’s continued status as a service provider through each such vesting date.
(9)
One forty-eighth of the total number of shares subject to the option vested on January 6, 2020, and an additional 1/48th of the total number of shares subject to the option vested and continues to vest each month thereafter, subject to the director’s continued status as a service provider through each such vesting date.
(10)
The awards shall vest quarterly in equal quarterly increments over a twelve month period beginning on June 1, 2025 subject to the director’s continuing to be a service provider.

Outside Director Compensation Policy

Our Board of Directors adopted an Outside Director Compensation Policy that provides for certain compensation to our non-employee directors. Under our Outside Director Compensation Policy, each non-employee director received the following cash and equity compensation for their service as a member of our Board of Directors in 2025. We maintain a practice of annually reviewing our non-employee director compensation against our peer group and, where applicable, adjusting our non-employee director compensation to remain competitive within the peer group. The peer group is that which is used for assessing executive officer compensation, and is therefore reviewed and approved on an annual basis.

Outside Director Cash Compensation

•
$45,000 retainer per year for each non-employee director;
•
$30,000 retainer per year for service as non-executive chairperson of the Board of Directors;
•
$20,000 retainer per year for the chairperson of the Audit Committee or $10,000 retainer per year for each other member of the Audit Committee;
•
$15,000 retainer per year for the chairperson of the Compensation Committee or $7,500 retainer per year for each other member of the Compensation Committee; and
•
$10,000 retainer per year for the chairperson of the Corporate Governance and Nominating Committee or $5,000 retainer per year for each other member of the Corporate Governance and Nominating Committee.

Each non-employee director who serves as the chair of a committee receives only the annual fee as the chair of the committee and does not receive the additional annual fee as a member of the committee. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis.

Outside Director Equity Compensation

In addition to the cash compensation structure described above, our Outside Director Compensation Policy provides the following equity compensation program for non-employee directors. Each non-employee director who first joins us (other than a director who becomes a non-employee director as a result of terminating employment with us) automatically will be granted on the first trading date on or after his or her start date as a non-employee director a one-time, initial award of a non-statutory stock option (“NSO”) to purchase 17,500 shares of our common stock (the “Initial Option Award”) and 52,500 restricted stock units (the “Initial RSU Award,” and together with the Initial Option Award, the “Initial Award”). Each Initial Option Award will vest as to 1/48th of the underlying shares on the one-month anniversary of the date the director’s service as a non-employee director commenced and as to 1/48th of the underlying shares each following month, subject to continued service through each relevant vesting date. Each Initial RSU Award will vest as to 1/12th of the shares subject to the Initial RSU Award on the first Quarterly Vesting Date (as defined below) that occurs on or following the date that is three months after the date the director’s service as a non-employee director commenced, and as to 1/12th of the shares subject to the Initial RSU Award on each Quarterly Vesting Date thereafter, subject to continued service through each relevant vesting date. “Quarterly Vesting Date” means each of March 1, June 1, September 1, and December 1. In the event that the Initial Award has a combined Value greater than 2x the Value of the most recent Annual Award issued to each Outside Director (the “Initial Award Limit”), then the number of shares subject to such Initial Award shall be automatically reduced such that the Value of the Initial Award equals the Initial Award Limit. For the purposes of our Outside Director Compensation Policy, “Value” means the grant date fair value (determined in accordance with U.S. generally accepted accounting principles), or such other methodology our Board of Directors may determine prior to the grant of the award becoming effective, as applicable.

Further, on the date of each of our annual stockholder meetings, each non-employee director who, as of such annual meeting date, has served on the board as a director for at least the preceding six months, automatically will be granted an NSO to purchase 9,450 shares of our common stock (the “Annual Option Award”) and an annual award of 28,700 restricted stock units (the “Annual RSU Award” and together with the Annual Option Award, the “Annual Award”). Each Annual Option Award will vest as to 1/12th of the underlying shares each month after the Annual Award’s grant date and will vest in full on the earlier of the 12-month anniversary of the date of grant or on the date of our annual stockholder meeting following the date the Annual Award is granted, subject to continued service through each relevant vesting date. Each Annual RSU Award will vest in full on the earlier of the 12-month anniversary of the date of grant or on the date of our annual stockholder meeting following the date the Annual Award is granted, subject to continued service through each relevant vesting date.

Beginning with the Annual RSU Award granted in 2025, non-employee directors may be permitted to defer settlement of their Annual RSU Award, subject to such rules, conditions and procedures as shall be determined by our Board of Directors.

In the event of a change in control of our Company, all equity awards granted to a non-employee director (including those granted pursuant to our Outside Director Compensation Policy) will fully vest and become immediately exercisable, subject to continued service through the date of the change in control.

Annual Compensation Limit

Under our Outside Director Compensation Policy in any fiscal year, no non-employee director may be issued cash payments and equity awards with a combined value greater than the amounts set forth below.

If our Company’s Market Capitalization is less than $500,000,000, no non-employee director may be paid, issued or granted, in any fiscal year, Annual Compensation greater than $300,000. If our Company’s Market Capitalization is equal to or greater than $500,000,000 but less than $1,000,000,000, no non-employee director may be paid, issued or granted, in any fiscal year, Annual Compensation greater than $400,000. If our Company’s Market Capitalization is equal to or greater than $1,000,000,000, no non-employee director may be paid, issued or granted, in any fiscal year, Annual Compensation greater than $500,000. For purposes of our Outside Director Compensation Policy, “Annual Compensation” shall be comprised of the sum of (a) any cash compensation paid plus (b) the Value of any awards (other than the Initial Awards), granted to a non-employee director for services in any fiscal year. For clarity, any Initial Awards (including any adjustments due to the Initial Award Limit) shall not be considered Annual Compensation. For purposes of our Outside Director Compensation Policy, “Market Capitalization” means the product of (a) the number of shares of our common stock outstanding and (b) the closing price of one share of our common stock as quoted on The Nasdaq Stock Market LLC (“Nasdaq”) (or other stock exchange or national market system on which the Company’s Common Stock trades), determined as of March 1 of the applicable year, or in the event that Nasdaq is closed on March 1, then the immediately preceding trading day. Any cash compensation paid or awards granted to an individual for his or her services as an employee, for his or her services as a consultant (other than as a non-employee director), or for other activity in our Company’s service outside of serving as a non-employee director, will not count as Annual Compensation for purposes of the limitations under this policy.

In addition, our 2019 Equity Incentive Plan (the “2019 Plan”) provides that in any given fiscal year, a non-employee director will not be granted cash compensation and equity awards with an aggregate value greater than $750,000 (increased to $1,000,000 in the fiscal year of his or her initial service as a non-employee director), with the value of each equity award based on its grant date fair value as determined according to GAAP for purposes of this limit. Any cash compensation paid or awards granted to an individual for his or her services as an employee or consultant (other than as a non-employee director) will not count toward this limit under the 2019 Plan.

These maximum limits under the Outside Director Compensation Policy and our 2019 Plan do not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

Compensation for our non-employee directors is not limited to the equity awards and payments set forth in our Outside Director Compensation Policy. Our non-employee directors remain eligible to receive equity awards and cash or other compensation outside of the Outside Director Compensation Policy, as may be provided from time to time at the discretion of our Board of Directors.

Our Outside Director Compensation Policy also provides for the reimbursement of our non-employee directors for reasonable, customary, and documented travel expenses to attend meetings of our Board of Directors.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of eight members. In accordance with our amended and restated certificate of incorporation, our Board of Directors is divided into three staggered classes of directors. At the Annual Meeting, three Class II directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board of Directors may have the effect of delaying or preventing a change-in-control of Alector.

Nominees

Our Corporate Governance and Nominating Committee has recommended, and our Board of Directors has approved, Elizabeth Garofalo, M.D., Errol De Souza, Ph.D. and Kristine Yaffe, M.D. as nominees for election as Class II directors at the Annual Meeting. If elected, Drs. Garofalo, De Souza and Yaffe will serve as Class II directors until our 2029 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of Alector. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give voting instructions with respect to the election of directors, your shares will be voted “FOR” the election of Drs. Garofalo, De Souza and Yaffe. We expect that each of Drs. Garofalo, De Souza and Yaffe will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board of Directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

The election of each director requires a plurality vote of the shares of our common stock present (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes and abstentions will have no effect on the results of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”), an independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2026. During the fiscal year ended December 31, 2025 and since 2017, Ernst & Young has served as our independent registered public accounting firm.

Notwithstanding the appointment of Ernst & Young and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the fiscal year if our Audit Committee believes that such a change would be in the best interests of the Company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Our Audit Committee is submitting the appointment of Ernst & Young to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. A representative of Ernst & Young is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of Ernst & Young, our Board of Directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young for the fiscal years ended December 31, 2025 and 2024.

	2025	2024
Audit Fees(1)	$1,528,000	$1,526,000
Audit-Related Fees(2)	—	—
Tax Fees(2)	—	—
All Other Fees(2)	—	—
Total Fees	$1,528,000	$1,526,000

(1)
“Audit Fees” consist of fees billed for professional services performed by Ernst & Young for the audit of our annual consolidated financial statements, the review of interim financial statements, and related services that are normally provided in connection with registration statements.
(2)
There were no other fees incurred during the relevant periods.

Auditor Independence

In the fiscal year ended December 31, 2025, there were no other professional services provided by Ernst & Young, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Ernst & Young.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all audit and permissible non-audit services, other than de minimis non-audit services, performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to Ernst & Young for the fiscal years ended December 31, 2025 and 2024 were pre-approved by our Audit Committee.

Vote Required

The ratification of the appointment of Ernst & Young as our independent registered public accounting firm for our fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the shares of our common stock present (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote “Against” the proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG.

PROPOSAL NO. 3

ADVISORY VOTE ON THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

This stockholder advisory vote, commonly known as “say-on-pay,” is required pursuant to Section 14A of the Exchange Act and gives our stockholders the opportunity to approve or not approve, on a non-binding advisory basis, the compensation paid to our Chief Executive Officer and the other officers named in the Summary Compensation Table (“Named Executive Officers”) as disclosed in this proxy statement.

The Board of Directors recommends a vote “FOR” the following resolution:

“RESOLVED, that the stockholders of Alector, Inc. approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the proxy statement, including the compensation tables and any related narrative discussion.”

This is the sixth time we have included an advisory “say-on-pay” vote at the annual meeting of our stockholders. In 2025, our stockholders approved the “say-on-pay” vote with over 98% of the votes cast (excluding broker non-votes and abstentions) in support of the compensation of our named executive officers as disclosed in our 2025 proxy statement. Each year, we intend to submit the executive compensation of our named executive officers to an advisory vote at our annual meeting of stockholders, consistent with the “say-when-on-pay” recommendation from our stockholders at our 2021 annual meeting, until such time as the say-when-on-pay proposal is brought before our stockholders again.

Our executive compensation programs and the compensation decisions made by our Compensation Committee and Board of Directors for the fiscal year ended December 31, 2025, with respect to the Named Executive Officers are described beginning on page 25. Our Compensation Committee believes that the most effective compensation program is designed to provide a substantial portion of executive compensation in the form of variable, at-risk pay which is earned based on performance. Our Compensation Committee thoughtfully employs the primary compensation elements of base salary, annual cash incentives, and long-term equity awards, to achieve these objectives.

Our Board of Directors is asking you to support this proposal. Because your vote is advisory, it will not be binding. However, the Compensation Committee and Board of Directors will review the voting results in their entirety and take them into consideration when making future decisions regarding named executive officer compensation.

Vote Required

The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the shares of our common stock present (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote “Against” the proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

AS DISCLOSED IN THIS PROXY STATEMENT.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Alector, Inc. (the “Company”) specifically incorporates it by reference in such filing.

The Audit Committee serves as the representative of our Board of Directors with respect to its oversight of:

•
the independent registered public accounting firm’s selection and hiring, independence, qualifications, performance, and fees;
•
our accounting and financial reporting processes and the audit of our financial statements;
•
the integrity of our financial statements;
•
our compliance with legal and regulatory requirements; and
•
reviewing our policies for risk assessment and risk management and reviewing and monitoring conflicts of interest situations.

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (“SEC”).

Our Audit Committee consists of Louis J. Lavigne, Jr., Mark Altmeyer and Errol De Souza, Ph.D. The Audit Committee is currently composed of three non-employee directors. Our Board of Directors has determined that each member of the Audit Committee is independent and that Mr. Lavigne qualifies as an “audit committee financial expert” under the SEC rules.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence. In addition, the Audit Committee has discussed with Ernst & Young LLP its independence from management and the Company, including matters in the letter from Ernst & Young LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of any non-audit services with Ernst & Young LLP’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC. The Audit Committee also has selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2026. Our Board of Directors recommends that stockholders ratify this selection at the Annual Meeting.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Mark Altmeyer (Chairperson)

Louis J. Lavigne, Jr.

Errol De Souza, Ph.D.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of March 31, 2026. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Title
Arnon Rosenthal, Ph.D.	71	Co-founder, Chief Executive Officer, and Director
Neil Berkley	52	Chief Financial Officer and Chief Business Officer

Arnon Rosenthal, Ph.D. For a biography of Dr. Rosenthal, please see the section titled “Board of Directors and Corporate Governance.”

Neil Berkley, Chief Financial Officer and Chief Business Officer. Mr. Berkley has served as our Chief Financial Officer since December 2025 and as our Chief Business Officer since March 2024. Mr. Berkley previously served as our Interim Chief Financial Officer from June to December 2025. Mr. Berkley brings over two decades of experience in corporate development and business development across pharma and biotech. Before joining Alector, from November 2022 to March 2024, Mr. Berkley was Chief Corporate Development Officer at Juvena Therapeutics Inc., a private biotech company focused on metabolic and muscle diseases. From July 2021 to July 2022, Mr. Berkley was Chief Business Officer at AbCellera Biologics, Inc., a public biotech company focused on discovering novel antibody therapeutics, and from April 2019 to July 2021, Mr. Berkley held roles of increasing responsibility, including Vice President and Head of Business Development, at Halozyme Therapeutics, Inc., a public biotech company focused on enabling drug delivery platforms. Earlier in his career, Mr. Berkley held various roles at Acadia Pharmaceuticals Inc., GSK, Cadence Pharmaceuticals Inc., and Mpex Pharmaceuticals Inc. Mr. Berkley holds a B.S. in Molecular Biology from UC San Diego, as well as an M.S. in Cellular and Molecular Biology and an MBA from San Diego State University.

EXECUTIVE COMPENSATION

Smaller Reporting Company Status

We qualify as a “smaller reporting company” (“SRC”) under Item 10 of Regulation S-K under the Exchange Act and, therefore we are permitted to comply with certain reduced public company reporting requirements, including the compensation disclosures of an SRC. The following compensation disclosure is intended to comply with the compensation disclosure requirements applicable to SRCs. Certain disclosures that are not required for SRCs have been omitted or significantly condensed.

Named Executive Officers

Our named executive officers for the year ended December 31, 2025 are:

Name		Age	Title
Arnon Rosenthal, Ph.D.		71	Co-founder, Chief Executive Officer, and Director
Neil Berkley		52	Chief Financial Officer and Chief Business Officer
Sara Kenkare-Mitra, Ph.D.	(1)	58	Former President and Head of Research and Development

(1)
Dr. Kenkare-Mitra resigned as our President and Head of Research and Development effective December 22, 2025.

Executive Summary

We are a clinical-stage biopharmaceutical company developing therapies for neurodegenerative diseases. Our executive compensation program is designed to attract, engage, and retain highly qualified executives while incentivizing achievement of our corporate strategic objectives.

Key 2025 Compensation Decisions

Aligned with our results and performance in 2025, as well as our compensation philosophy, we took several actions related to our compensation program.

•
Recalibrated Peer Group. Given the broader market conditions as well as our current focus on research- and preclinical-stage programs and our blood-brain barrier (ABC) platform technology, we revised our biotechnology peer group to better reflect our current size and business profile.
•
Base Salaries. Named executive officer salaries remained unchanged for 2025.
•
Annual Bonus Targets. Annual bonus target percentages for our named executive officers remained unchanged for 2025.
•
Annual Incentive Payouts Tied to Performance. For 2025, the Executive Incentive Compensation Plan (the “Bonus Plan”) was funded at 80% of target based on performance toward pre‑established corporate performance goals, such that our 2025 annual bonus earned at 80% of target. To support cost containment efforts, 2025 bonuses for executives were delivered 50% in cash and 50% in RSUs granted in lieu of cash, with the RSU portion subject to vesting over one year.
•
Equity Grants. In 2025, we awarded equity grants consisting of options and RSUs to our named executive officers in July and in November. The latter award was granted to address potential retention concerns. Additionally, in 2025, we re-introduced stock options to the equity vehicle mix for our executives, aligning our equity grants with the Company’s development stage and reinforcing our continued efforts to align executive incentives with the interests of our stockholders.

Stockholder Engagement and “Say-on-Pay” Voting

The Company is committed to engagement with stockholders. We review any feedback we receive from our stockholders about our executive compensation program, including through the “say-on-pay” vote, discussed below, to ensure that we understand key matters of interest to them, and to enable us to take that feedback into consideration for our compensation decisions.

At our 2025 annual meeting, we held a non-binding advisory vote on executive compensation (commonly referred to as a “say-on-pay” vote). This say-on-pay received overwhelming support from our stockholders, with over 98% of votes cast in support of the proposal (excluding broker non-votes and abstentions). The Compensation Committee believes this vote demonstrated our stockholders’ positive view of our pay-for-performance philosophy and the appropriateness of our executive compensation structure.

Executive Compensation Governance

Our executive compensation program is designed to support our business strategy, reinforce a performance-driven culture, and reflect sound governance practices appropriate for our industry and stage of development. The Compensation Committee, with input from an independent compensation consultant, maintains sound compensation and governance standards, and evaluates our executive compensation program regularly to ensure it remains competitive and is aligned with stockholder interests.

The Compensation Committee uses a structured process that includes regular assessment of market data, internal equity, and Company and individual performance, with an emphasis on variable, at-risk compensation and risk-aware incentive design. Some of our practices include:

What We Do
✓	Pay-for-performance philosophy and culture
✓	Responsible use of shares under our long-term equity incentive program
✓	Align pay outcomes with objective performance outcomes
✓	Use relevant peer group pay quantum and design data as a reference point
✓	Balanced mix of fixed and at-risk pay
✓	Robust anti-hedging and anti-pledging policies
✓	Retain an independent compensation consultant

What We Don’t Do
x	Allow single-trigger change in control cash severance agreements
x	Provide excessive perquisites
x	Provide excise tax gross-ups
x	Provide special retirement plans for executive officers

What Guides Our Program

Compensation Philosophy

Our executive compensation program is intended to attract, retain, and motivate leaders who are deeply committed to our mission and long-term strategy, while aligning their interests with those of our stockholders. We use a market-based approach that balances competitive pay with a strong emphasis on performance and long-term Company value creation.

To achieve these objectives, our program primarily consists of:

•
Competitive base salaries;
•
An annual cash incentive opportunity tied to Company and individual performance; and
•
Long-term equity incentives that deliver a substantial portion of total target compensation as at-risk pay and support sustained stockholder value creation.

A significant share of each named executive officer’s total target compensation is variable and “at-risk,” meaning realized pay will vary based on Company and individual performance and our stock price over time. We routinely review our policies and program design.

Compensation Determination Process

Role of Compensation Committee and Board of Directors

Our Compensation Committee oversees the total compensation of our executive officers, including the design, implementation, review, and approval of all compensation for our Chief Executive Officer and other executive officers. The Compensation Committee reports to the Board of Directors and may seek Board input on key decisions, but retains ultimate authority to approve executive compensation. In setting pay, the Compensation Committee considers Company and individual performance, prevailing industry trends, and competitive market data for executive talent. The Compensation Committee operates under a written charter that complies with SEC and Nasdaq requirements, which is available on our investor relations website at https://investors.alector.com.

Role of Management

In 2025, our Chief Executive Officer and Chief People Officer provided recommendations to the Compensation Committee and attended certain Compensation Committee meetings regarding executive officer compensation. Neither executive made recommendations about, or participated in discussions regarding, their own compensation. The Compensation Committee considers, but is not required to follow, management’s recommendations and may adjust compensation up or down in its discretion. At certain 2025 meetings, the Compensation Committee met in executive session without the Chief Executive Officer or Chief People Officer present when deliberating and voting on executive officer pay.

Role of Independent Compensation Consultant

Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. For 2025, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant, to provide it with information, recommendations, and other advice relating to executive compensation on an ongoing basis. Pearl Meyer reports directly to, and serves at the sole discretion of, our Compensation Committee. Pearl Meyer has served as the independent compensation consultant to the Compensation Committee since August 2022. In 2025, Pearl Meyer advised the Compensation Committee on a variety of compensation-related issues, such as identifying an updated peer group of companies for market comparison purposes, gathering market compensation data and making recommendations, assessing peer trends and best practices in executive compensation, and supporting other ad hoc matters throughout the year. Pearl Meyer also helped in providing the analysis used to allow the Compensation Committee to determine the appropriate level of overall compensation for our executive officers, and assess each separate element of compensation, with a goal of ensuring that the compensation offered to our executive officers is competitive and fair. In 2025, the Compensation Committee assessed the independence of Pearl Meyer, pursuant to SEC rules, and concluded that no conflict of interest exists that would prevent Pearl Meyer from serving as its independent compensation consultant.

Use of Peer Group

The Compensation Committee approves a peer group of companies as a reference group to provide a broad perspective on competitive pay levels and practices. The peers are reviewed on an annual basis in light of the fast-moving changes at the Company and in our industry. We undertake this review with the assistance and recommendations of Pearl Meyer, who provides competitive market analysis of the base salary, annual cash incentive awards, and long-term incentive compensation of our executive officers compared against our compensation peer group and reviews other market practices and trends.

For cash compensation decisions made in the first quarter of 2025, the Compensation Committee used the 2024 peer group consisting of publicly traded biotechnology and pharmaceutical companies with an emphasis on companies with neurology and oncology indications, generally at a Phase 2 or Phase 3 stage of development, with market capitalizations between approximately $150 million and $2.0 billion dollars (about 0.3x to 4.0x our market capitalization at the time of the analysis), with headcount between 20 and 500 full‑time employees, with operations in major biotechnology hubs such as the San Francisco Bay Area, San Diego, New York, and Boston, and with preference for West Coast companies.

The Compensation Committee approved an updated peer group for use in making 2025 equity award decisions and first quarter 2026 base salary and annual target bonus decisions, and for use in assessing compensation data for senior executive new hire packages. To reflect our current profile, the Compensation Committee considered the following criteria in determining the appropriate peers:

•
Industry Sector and Product Focus—Broad focus on biotechnology and the pharmaceutical industry with an emphasis on companies with neurology indications.
•
Stage—Companies that are predominantly preclinical or in early clinical development.
•
Market Capitalization—Companies with a market capitalization between $25 million and $225 million at the time of the analysis.
•
Operating Size—Companies with a headcount range of 25 to 150 full-time employees as of the end of the last fiscal year.
•
Location—California-based companies were selected where possible, but location was secondary to therapeutic focus, stage of development, and market capitalization criteria.

Based on these criteria and considerations, Alector’s peer group was recast for 2025. Eighteen companies were selected for the 2025 peer group.

Acumen Pharmaceuticals, Inc.	Gain Therapeutics, Inc.	Ovid Therapeutics Inc.
Assembly Biosciences, Inc.	Generation Bio Co.	ProMIS Neurosciences, Inc.
Camp4 Therapeutics Corporation	Kyverna Therapeutics, Inc.	Serina Therapeutics, Inc.
Cassava Sciences, Inc.	Larimar Therapeutics, Inc.	Tenaya Therapeutics, Inc.
CervoMed Inc.	Lexeo Therapeutics, Inc.	Ventyx Biosciences, Inc.
Continuum Therapeutics, Inc.	Lineage Cell Therapeutics, Inc.	Werewolf Therapeutics, Inc.

In setting compensation for our executive officers, including our named executive officers, the Compensation Committee uses competitive compensation data from an annual total compensation study of selected peer companies and relevant survey sources to inform its decisions about overall compensation opportunities and specific compensation elements. However, the Compensation Committee uses our compensation peer group as one data point when setting executive pay packages. The overall compensation philosophy focuses at or near a target percentile, particularly in respect to target cash compensation and equity grants. In addition, our compensation decisions are based on the consideration of many factors, including, but not limited to, individual and company performance, market data, internal equity, value of unvested equity, experience, and strategic needs. As a result of evaluating compensation based on the criteria described above, total target compensation for our named executive officers may in certain circumstances be above or below the target levels of the peer group.

Executive Compensation Decisions in Detail

Base Salary

Base salary is the only fixed component of our executive officers’ total cash compensation and provides competitive pay to attract and retain our executives. Annual salary decisions are made in recognition of competitive data as well as the skills and experience that each individual brings to the Company and the performance and contributions each makes.

Base salaries did not change between 2024 and 2025, reflecting their continued market competitiveness with the established peer group.

The 2025 base salaries for our named executive officers were as follows:

Name	2025 Base Salary($)(1)	2024 Base Salary($)(1)	Base Salary Increase(%)
Arnon Rosenthal, Ph.D.	678,100	678,100	-
Neil Berkley	455,000	455,000	-
Sara Kenkare-Mitra, Ph.D.	628,400	628,400	-

(1)
Represents the highest annualized base salary established for the named executive officer during the year indicated.

Executive Incentive Compensation Plan

Our Bonus Plan provides at‑risk annual cash incentive opportunities that reward executives for achievement of pre‑established corporate and individual performance goals. The corporate bonus pool may be funded between 0% and a maximum of 150% of target funding levels, based on performance, and total payouts cannot exceed the funded pool. The Compensation Committee also retains discretion to increase or decrease bonus funding and individual payouts to reflect qualitative factors and overall Company performance.

In setting the annual corporate performance goals, the Compensation Committee focuses on a balanced set of objectives that typically include key research and clinical milestones, financial and capital planning goals, and organizational and people-related priorities. These goals are intended to capture the Company’s most critical value drivers for the year, and achievement against them determines funding of the corporate component of the Bonus Plan.

Annual target bonus opportunities for each executive are set by the Compensation Committee considering role, experience, individual performance, and market data from our compensation peer group. Our Chief Executive Officer’s bonus is based 100% on corporate performance, while our other named executive officers’ bonuses are weighted primarily toward corporate goals, with a smaller individual performance component that may be adjusted up or down to reflect prior‑year results.

Target bonus percentages for all named executive officers remained unchanged for 2025, which the Compensation Committee viewed as appropriate in light of peer and market data.

For 2025, the Compensation Committee approved a set of corporate performance goals focused on advancing our pipeline, building our organization, and maintaining financial discipline, along with a limited number of stretch goals. The Committee evaluated performance holistically against these objectives, considering both the level of achievement and the difficulty of the goals, and determined that overall corporate performance for 2025 was 80% of target. Our Chief Executive Officer’s bonus is based entirely on corporate performance since he has ultimate operational responsibility for corporate performance. Our other named executive officers’ target bonus weighting is primarily linked to corporate performance (80%), with a smaller weight applied to the individual performance component (20%), given the Company’s focus on delivering on corporate performance while driving individual accountability. The individual performance component of the bonus for these executive officers can be modified up to 150% or down to 0% dependent on performance in the prior year. In addition, the Compensation Committee retains flexibility to increase or decrease any and all compensation components to reflect performance. Bonuses are typically paid in the quarter following the end of the performance period.

Actual bonuses earned for 2025 under the Bonus Plan are reported in the “Non‑Equity Incentive Plan Compensation” column of the Summary Compensation Table below. As described in the footnotes to the Summary Compensation Table we paid 50% of the actual bonus in cash and 50% in RSUs vesting 50% on September 1, 2026 and 50% on March 1, 2027, in each case subject to the officer’s continued service as a Service Provider through the applicable vesting date.

Long-Term Equity Incentive Compensation

We believe long-term equity incentive compensation is an effective means for focusing our executive officers, including the named executive officers, on driving strong performance and increased stockholder value over a multi-year period, provides a meaningful reward for long-term value creation, and motivates them to remain employed with us. This approach aligns the contributions of our executive officers with the long-term interests of our stockholders and allows them to participate in any future appreciation in our common stock.

We determine long-term equity incentive compensation for our executive officers as part of our biannual compensation review (with cash compensation reviewed in the first quarter and equity compensation reviewed in the third quarter) taking into account competitive market analysis, the recommendations of our Chief Executive Officer with respect to such equity compensation (except regarding his own equity incentive compensation), the outstanding equity holdings of each executive officer, the projected impact of the proposed awards on our earnings, and our Company performance in 2025.

In 2025, we re-introduced stock options to the equity vehicle mix for our named executive officers, aligning our equity grants with the Company’s development stage and our continued efforts to align executive incentives with the interests of our stockholders. The long-term equity incentive compensation awarded to our executive officers was based on our annual equity compensation review. In 2025, we awarded equity grants in July 2025 and in November 2025, with the latter intended to address potential retention concerns. We will continue to evaluate our equity program on an annual basis.

Other Compensation Practices, Policies and Guidelines

Insider Trading Policy

We maintain an insider trading policy, as most recently amended in February 2026 (the “Insider Trading Policy”) and other procedures that govern the purchase, sale and other dispositions of our securities by ourselves, directors, officers or employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations and any applicable listing standards.

Hedging and Pledging Prohibitions

As part of our Insider Trading Policy, our employees (including our executive officers) and the non-employee members of our Board of Directors are prohibited from trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities. This includes any hedging or similar transaction designed to decrease the risks associated with holding shares of our common stock.

In addition, our employees (including our executive officers) and the non-employee members of our Board of Directors are prohibited from holding our common stock in a margin account or pledging our securities as collateral for a loan.

Clawback Policy

In September 2023, we adopted a Compensation Recovery Policy in accordance with the SEC and Nasdaq requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act. This policy provides for the non-discretionary recovery of excess incentive-based compensation from current and former executive officers in the event of an accounting restatement, whether or not the executive officer was at fault for the restatement, in accordance with the SEC and Nasdaq requirements.

Policies and Practices Related to the Grant of Certain Equity Awards

As a general practice, our Board of Directors and the Compensation Committee do not time equity awards to the disclosure of material non-public information.

Retirement, Welfare, and Health Benefits

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code (the “Code”). As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. Subject to limits under the Code, we match an amount equal to 50% of the first 6% of the eligible employee’s contributions with a maximum annual employer contribution of $5,000 per employee. Our executive officers are eligible to participate in our 401(k) plan.

Our health and welfare benefits include medical, dental, and vision benefits, long-term disability insurance, basic life insurance coverage, health savings accounts, accidental death and dismemberment insurance, mental health benefits, and caregiver support benefits. Our named executive officers also are eligible to participate in our 2019 Employee Stock Purchase Plan (the “2019 ESPP”) on the same terms as our other eligible employees. We design our employee benefits programs to be affordable and competitive in relation to the market, and compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon changes in applicable laws and market practices.

Perquisites and Other Personal Benefits

We do not provide perquisites or other personal benefits to our executive officers, including the named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits for executive officers will be approved and subject to periodic review by the Compensation Committee.

Summary Compensation Table for Fiscal Years 2025 and 2024

The following table provides information regarding the compensation awarded to, or earned by, our named executive officers during 2025 and 2024.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)		Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)		All Other Compensation ($)		Total ($)
Arnon Rosenthal, Ph.D.	2025	678,100	—		422,876	558,216	325,488	(3)	10,338	(4)	1,995,018
Co-founder, Chief Executive Officer	2024	674,808	—		2,777,775	—	203,430		10,328		3,666,341
Neil Berkley	2025	455,000	91,000	(5)	128,135	219,202	152,880	(6)	6,242	(7)	1,052,459
Chief Financial Officer and Chief Business Officer	2024	350,000	—		1,816,657	—	117,214		5,955		2,289,826
Sara Kenkare-Mitra, Ph.D.	2025	614,301	—		77,710	17,810	314,200	(8)	551,129	(9)	1,575,150
Former President and Head of	2024	624,367	—		1,365,000	—	552,992		7,322		2,549,681
Research and Development

(1)
Salary, bonus, and non-equity incentive plan compensation figures represent amounts earned during each respective fiscal year, regardless of whether part or all of such amounts were paid in subsequent fiscal year(s).
(2)
The amounts disclosed represent the aggregate grant date fair value of the award as calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in Notes 2 and 8 to our audited financial statements included in our Annual Report on Form 10-K filed with the SEC on February 26, 2025. These amounts do not correspond to the actual value that may be recognized by the named executive officer upon vesting of the applicable awards.
(3)
The amount reported represents a bonus earned based on the achievement of company objectives for the fiscal year ended December 31, 2025, of which 50% was paid in cash in March 2026 and 50% was converted into an award of 116,246 restricted stock units (“RSUs”) under the 2019 Plan. The RSUs vest 50% on September 1, 2026 and 50% on March 1, 2027, in each case subject to the officer’s continued service as a Service Provider through the applicable vesting date.
(4)
The amount reported consists of (i) life insurance premiums of $5,395, (ii) a 401(k) match of $2,543, and (iii) an HSA match of $2,400, paid by us on behalf of Dr. Rosenthal.
(5)
The amount reported represents a $91,000 retention bonus awarded to Mr. Berkley in connection with his appointment as Principal Financial Officer. The retention bonus was paid in one lump sum on the last regularly scheduled pay date in 2025.
(6)
The amount reported represents a bonus earned based on the achievement of company objectives for the fiscal year ended December 31, 2025, of which 50% was paid in cash in March 2026 and 50% was converted into an award of 54,600 RSUs under the 2019 Plan. The RSUs vest 50% on September 1, 2026 and 50% on March 1, 2027, in each case subject to the officer’s continued service as a Service Provider through the applicable vesting date.
(7)
The amount reported consists of (i) life insurance premiums of $1,242 and (ii) a 401(k) match of $5,000, paid by us on behalf of Mr. Berkley.
(8)
The amount reported represents 50% of Dr. Kenkare-Mitra’s target bonus as agreed to in Dr. Kenkare-Mitra’s Separation Agreement and Release of Claims dated December 22, 2025.
(9)
The amount reported consists of (i) life insurance premiums of $2,322, (ii) a 401(k) match of $5,000, (iii) a PTO payout of $72,507, and, (iv) a severance payout of $471,300.

Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards to each of our named executive officers during the fiscal year ended December 31, 2025.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards($)(1)		All Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	All Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and Option
Name	Grant Date	Target ($)	Maximum ($)	Options (#)(2)	Awards (S/share)	Stock or Units (#)(3)	Awards ($)(4)
Arnon Rosenthal, Ph.D.	—	406,860	610,290	—	—	—	—
	7/1/2025	—	—	45,700	1.42	—	44,598
	7/1/2025	—	—	—	—	137,125	194,717
	11/10/2025	—	—	522,500	1.31	—	513,618
	11/10/2025	—	—	—	—	174,167	228,159
Neil Berkley	—	182,000	273,000	—	—	—	—
	5/15/2025	—	—	12,975	1.11	—	9,951
	5/15/2025	—	—	—	—	38,900	42,985
	7/1/2025	—	—	18,000	1.42	—	17,566
	11/10/2025	—	—	—	—	65,000	85,150
	11/10/2025	—	—	195,000	1.31	—	191,685
Sara Kenkare -Mitra, Ph.D.	—	628,400	942,600	—	—	—	—
	7/1/2025	—	—	18,250	1.42	—	17,810
	7/1/2025	—	—	—	—	54,725	77,710

(1)
The amounts reported in these columns represent the target and maximum amount of annual performance-based incentive bonus compensation that might have been paid to each named executive officer for 2025 performance. As there are no threshold amounts with respect to these payouts, the column “Threshold ($)” is inapplicable and therefore has been omitted from this table. The actual payouts approved for 2025 performance are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”
(2)
The amounts in this column represent the stock option awards granted in 2025 pursuant to our 2019 Plan. The per share exercise price of the stock options is equal to the closing price of a share of our common stock on the date of grant.
(3)
The amounts in this column represent the restricted stock units granted in 2025 pursuant to our 2019 Plan.
(4)
The amounts shown are full grant date fair value in accordance with FASB ASC Topic 718. The assumptions used to calculate the grant date fair value of option awards are set forth under Notes 2 and 8 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 25, 2026.

Outstanding Equity Awards at Fiscal Year-End

The following table presents certain information concerning equity awards held by our named executive officers, as of December 31, 2025.

			Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options(#) Exercisable		Number of Securities Underlying Unexercised Options(#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares of Stock That Have Not Vested(#)		Market Value of Shares That Have Not Vested ($)(2)
Arnon Rosenthal, Ph.D.	7/2/2018	(3)	500,000	(4)	—	(4)	8.16	7/2/2028	—		—
	11/6/2018	(3)	275,000	(5)	—	(5)	10.14	11/6/2028	—		—
	11/6/2019	(6)	520,000	(7)	—	(7)	17.15	11/6/2029	—		—
	10/1/2020	(6)	457,038	(8)	—	(8)	10.24	10/1/2030	—		—
	10/1/2021	(6)	417,213	(10)	—	(10)	23.70	10/1/2031	—		—
	10/1/2022	(6)	94,561	(11)	24,885	(11)	9.46	10/1/2032	—		—
	10/1/2023	(6)	71,770	(20)	60,730	(20)	6.48	10/1/2033	—		—
	10/1/2023	(6)	—		—		—	—	99,401	(21)	155,066
	10/1/2024	(6)	—		—		—	—	356,127	(17)	555,558
	7/1/2025		19,041	(9)	26,659	(9)	1.42	7/1/2035
	7/1/2025								68,563	(12)	106,958
	11/10/2025		10,885	(14)	511,615	(14)	1.31	11/10/2035
	11/10/2025								159,654	(22)	249,060
Neil Berkley	5/2/2024	(6)							100,000	(16)	156,000
	10/01/2024	(6)							95,982	(17)	149,732
	5/15/2025	(6)	7,568	(18)	5,407	(18)	1.11	5/15/2035
	5/15/2025	(6)							9,725	(19)	15,171
	7/1/2025	(6)	7,500	(9)	10,500	(9)	1.42	7/1/2035
	11/10/2025	(6)	4,062	(14)	190,938	(14)	1.31	11/10/25
	11/10/2025	(6)							59,584	(22)	92,951
Sara Kenkare-Mitra, Ph.D.	1/3/2022	(13)	300,000	(15)	—	(15)	20.78	12/22/2026	—		—
	10/1/2022	(6)	42,414	(11)	—	(23)	9.46	12/22/2026	—		—
	10/1/2023	(6)	29,520	(20)	—	(23)	6.48	12/22/2026	—		—
	7/1/2025	(6)	7,603	(9)	—	(23)	1.42	12/22/2026

(1)
This column represents the fair market value of a share of our common stock on the date of grant, as determined by our Board of Directors or its authorized committee.
(2)
This column represents the fair market value of the shares listed in the “Number of Shares of Stock That Have Not Vested” column, as of December 31, 2025, based on the closing price of our common stock, as reported on the Nasdaq Global Select Market, of $1.56 per share on December 31, 2025.
(3)
This award was granted pursuant to our 2017 Plan.
(4)
One forty-eighth of the total number of shares subject to the option grant vested on August 2, 2018, and an additional 1/48th of the total number of shares subject to the option grant vested each month thereafter, subject to the executive’s continued status as a service provider on each such vesting date.
(5)
One fourth of the total number of shares subject to the option grant vested on November 1, 2019, and an additional 1/48th of the total number of shares subject to the option grant vested each month thereafter, subject to the executive’s continued status as a service provider through each such vesting date.
(6)
This award was granted pursuant to our 2019 Plan.
(7)
The shares subject to this option vested, and continue to vest, 1/48th per month beginning on the one-month anniversary of November 6, 2019, subject to the executive’s continued status as a service provider on each such vesting date.
(8)
The shares subject to this option vested, and continue to vest, 1/48th per month beginning on the one-month anniversary of October 1, 2020, subject to the executive’s continued status as a service provider on each such vesting date.
(9)
One third of the total number of shares subject to the option grant will vest on November 1, 2025, and one-twelfth of the total number of shares subject to the option grant will vest on the same day of each month thereafter, subject to the executive’s continued status as a service provider through each such vesting date.
(10)
The shares subject to this option vested, and continue to vest, 1/48th per month beginning on November 1, 2021, subject to the executive’s continued status as a service provider on each such vesting date.
(11)
The shares subject to this option vested, and continue to vest, 1/48th per month beginning on November 1, 2022, subject to the executive’s continued status as a service provider on each such vesting date.
(12)
Half of the total number of shares subject to this restricted stock unit award vested on December 1, 2025, and an additional one-fourth of the total number of shares subject to this restricted stock unit award will vest each quarter thereafter, subject to the executive’s continued status as a service provider through each such vesting date.
(13)
This award was granted pursuant to our Inducement Plan.
(14)
The shares subject to this option vested, and continue to vest, 1/48th per month beginning on November 10, 2025, subject to the executive’s continued status as a service provider on each such vesting date.

(15)
One-fourth of the total number of shares subject to the option grant vested on December 15, 2022, and an additional 1/48th of the total number of shares subject to the option grant will vest each month thereafter, subject to the executive’s continued status as a service provider through each such vesting date.
(16)
The shares subject to this restricted stock unit award will vest 1/12th per quarter beginning on September 1, 2024, subject to the executive’s continued status as a service provider on each such vesting date.
(17)
The shares subject to this restricted stock unit award will vest 1/12th per quarter beginning on December 1, 2024, subject to the executive’s continued status as a service provider on each such vesting date.
(18)
One half of the total number of shares subject to the option grant will vest on November 1, 2025, and one-twelfth of the total number of shares subject to the option grant will vest on the same day of each month thereafter, subject to the executive’s continued status as a service provider through each such vesting date.
(19)
Three fourths of the total number of shares subject to this restricted stock unit award will vest on December 1, 2025, and one-fourth of the total number of shares subject to this restricted stock unit award will vest on March 1, 2026, subject to the executive’s continued status as a service provider through each such vesting date.
(20)
The shares subject to this option vested, and continue to vest, 1/48th per month beginning on November 1, 2023, subject to the executive’s continued status as a service provider on each such vesting date.
(21)
The shares subject to this restricted stock unit award will vest 1/12th per quarter beginning on December 1, 2023, subject to the executive’s continued status as a service provider on each such vesting date.
(22)
The shares subject to this restricted stock unit award will vest 1/12th per quarter beginning on December 1, 2025, subject to the executive’s continued status as a service provider on each such vesting date.
(23)
Dr. Kenkare-Mitra resigned as our President and Head of Research and Development effective December 22, 2025, and unvested options were forfeited.

Executive Employment Arrangements

Arnon Rosenthal, Ph.D.

We entered into a confirmatory employment letter with Arnon Rosenthal, Ph.D., our Co-founder and Chief Executive Officer. The confirmatory employment letter has no specific term and provides that Dr. Rosenthal is an at-will employee. Dr. Rosenthal’s current annual salary is $678,100. Additionally, Dr. Rosenthal is eligible for an annual target cash incentive payment equal to 55% of his 2026 base salary. Dr. Rosenthal has received certain equity awards in connection with his employment and may be eligible to receive future equity awards as determined by the Board of Directors or the Compensation Committee in its discretion.

Neil Berkley

We entered into an employment letter with Neil Berkley, our Chief Financial Officer and Chief Business Officer. The employment letter has no specific term and provides that Mr. Berkley is an at-will employee. Mr. Berkley’s current annual salary is $500,000, which was effective as of March 1, 2026. Additionally, Mr. Berkley is eligible for an annual target cash incentive payment equal to 40% of his 2026 base salary. Mr. Berkley has received certain equity awards in connection with his employment and may be eligible to receive future equity awards as determined by the Board of Directors or the Compensation Committee in its discretion.

Potential Payments on Termination or Change in Control

We entered into a change in control and severance agreement with each of our named executive officers which provides for certain severance and change in control benefits as described below. Each change in control and severance agreement superseded any prior agreement or arrangement the named executive officer may have had with us that provided for severance and/or change in control payments or benefits.

If a named executive officer’s employment is terminated outside the period beginning on the date of a change in control and ending 12 months following that change in control (the “Change in Control Period”) either (1) by the Company or any of its subsidiaries (the “Company Group”) without “cause” (excluding by reason of death or disability) or (2) by the named executive officer for “good reason” (as such terms are defined in the named executive officer’s change in control and severance agreement), the named executive officer will receive the following benefits if he or she timely signs and does not revoke a release of claims in our favor:

•
a lump-sum payment equal to nine months in the case of Mr. Berkley, and, formerly, Dr. Kenkare-Mitra, or 12 months in the case of Dr. Rosenthal, of the named executive officer’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction); and

•
payment of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), for the named executive officer and the named executive officer’s eligible dependents, if any, for up to nine months in the case of Mr. Berkley, and, formerly, Dr. Kenkare-Mitra, or 12 months in the case of Dr. Rosenthal, or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate or be subject to an excise tax under applicable law.

If, within the Change in Control Period, the named executive officer’s employment is terminated either (1) by the Company (or any of its subsidiaries) without “cause” (excluding by reason of death or disability) or (2) by the named executive officer for “good reason,” the named executive officer will receive the following benefits if the named executive officer timely signs and does not revoke a release of claims in our favor:

•
a lump-sum payment equal to 12 months in the case of Mr. Berkley, and, formerly, Dr. Kenkare-Mitra, or 18 months in the case of Dr. Rosenthal of the named executive officer’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction) or if greater, at the level in effect immediately prior to the change in control;
•
a lump-sum payment equal to 100% in the case of Mr. Berkley, and, formerly, Dr. Kenkare-Mitra, or 150% in the case of Dr. Rosenthal, of the named executive officer’s target annual bonus as in effect for the fiscal year in which such termination occurs;
•
payment of premiums for coverage under COBRA for the named executive officer and the named executive officer’s eligible dependents, if any, for up to 12 months in the case of Mr. Berkley, and, formerly, Dr. Kenkare-Mitra, or 18 months in the case of Dr. Rosenthal, or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate or be subject to an excise tax under applicable law; and
•
100% accelerated vesting and exercisability of all outstanding equity awards and, in the case of an equity award with performance-based vesting, unless otherwise specified in the applicable equity award agreement governing the equity award, all performance goals and other vesting criteria generally will be deemed achieved at 100% of target levels.

If any of the amounts provided for under these change in control and severance agreements or otherwise payable to our named executive officers would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the named executive officer would be entitled to receive either full payment of benefits under his or her change in control and severance agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer. The change in control and severance agreements do not require us to provide any tax gross-up payments.

Under each named executive officer’s change in control and severance agreement, the following definitions are used:

“Cause” means:

•
the named executive officer’s dishonest statements or acts with respect to any Company Group member, or any current or prospective customers, suppliers, vendors, or other third parties with which such entity does business;
•
the named executive officer’s commission of (1) a felony or (2) any misdemeanor involving moral turpitude, deceit, dishonesty, or fraud;
•
the named executive officer’s failure to perform his or her assigned duties and responsibilities to the reasonable satisfaction of the applicable Company Group member, which failure continues, in the reasonable judgment of the Company Group member, after written notice given to him or her by the Company Group member;
•
the named executive officer’s gross negligence, willful misconduct, or insubordination with respect to any Company Group member; or
•
the named executive officer’s material violation of any provision of any agreement(s) between him or her and any Company Group member relating to non-competition, non-solicitation, non-disclosure, and/or assignment of inventions (such as the at-will employment, confidential information, invention assignment, and arbitration agreement with the named executive officer or any written Company Group policy or procedure to which the named executive officer is subject).

Any termination for “Cause” will require the approval of our Board of Directors, and the named executive officer will be given the opportunity to appear in person before the entire Board of Directors in order to explain the named executive officer’s position on the allegations or claims that constitute “Cause.”

“Good Reason” means that the named executive officer resigns from a Company Group member if one of the following events occurs without his or her consent:

•
a material reduction of his or her duties, authorities, or responsibilities relative to his or her duties, authorities, or responsibilities in effect immediately prior to the reduction, provided that (1) any change that results in Dr. Rosenthal not serving as the chief executive officer of, or reporting directly to the Board of Directors of, the parent corporation in a group of controlled corporations including the Company or its assets (the “Parent”) following a change in control (other than as the result of his voluntary resignation not at the request of the successor or the Parent) will be deemed to constitute a material reduction in his duties, authorities, and responsibilities constituting “Good Reason” and (2) that continued employment of a named executive officer (other than Dr. Rosenthal) following a change in control with substantially the same duties, authorities, or responsibilities with respect to the Company Group’s business and operations will not constitute “Good Reason” (for example, “Good Reason” will not exist if the named executive officer is employed by the Company or a successor with substantially the same duties, authorities, or responsibilities with respect to the Company’s business that the named executive officer had immediately before the change in control regardless of whether the named executive officer’s title is revised to reflect his or her placement within the overall corporate hierarchy or whether the named executive officer provides services to a subsidiary, affiliate, business unit, or otherwise);
•
a material diminution in his or her base salary except for across-the-board salary reductions similarly affecting all or substantially all similarly situated employees of the applicable Company Group member, or
•
a change of more than 50 miles in the geographic location at which he or she provides services to the applicable Company Group member.

For “Good Reason” to be established, the named executive officer must provide written notice to our Chief Executive Officer (or our Board of Directors in the case of Dr. Rosenthal) and the applicable Company Group member within 90 days immediately following such alleged events, the applicable Company Group member must fail to materially remedy such event within 30 days after receipt of such notice, and the named executive officer’s resignation must be effective not later than 90 days from the occurrence of the alleged triggering event, and must not be effective until after the expiration of the notice and cure periods described above.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, the following tables and related disclosure show the relationship between (i) the total compensation for our principal executive officer (“PEO”) and other named executive officers (“NEOs”) as set forth in the Summary Compensation Table, (ii) the “compensation actually paid” (“CAP”) for our PEO and NEOs (computed in accordance with Item 402(v) of Regulation S-K), (iii) our total shareholder return (“TSR”), and (iv) our net income.

This disclosure does not necessarily reflect value actually realized by our NEOs or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance.

Year	Summary Compensation Table Total for PEO($)(1)	Compensation Actually Paid To PEO($)(2)	Average Summary Compensation Table Total for Other NEOs($)(3)	Average Compensation Actually Paid to Other NEOs($)(4)	Value of $100 Initial Fixed Investment Based on Company Total Shareholder Return($)(5)	Value of $100 Initial Fixed Investment Based on Peer Group Total Shareholder Return($)(6)	Net Income (Loss) (in millions)($)(7)
2025	1,995,018	1,861,484	1,313,805	1,022,588	17	135	(143)
2024	3,666,341	(1,849,608)	1,933,897	(445,355)	20	102	(119)
2023	4,255,006	3,233,266	1,980,327	1,527,898	86	104	(130)

(1)
Our PEO for each applicable year was Arnon Rosenthal, Ph.D.
(2)
The amounts disclosed reflect the adjustments listed in the tables below to the amounts reported in the Summary Compensation Table for our PEO:

Year	Summary Compensation Table Total for PEO($)	Minus Stock and Option Awards from Summary Compensation Table($)	Plus Year-End Equity Value of Unvested Awards Granted During Fiscal Year($)	Plus Change in Value of Unvested Awards Granted in Prior Years($)	Plus Value of Awards Granted and Vested During Fiscal Year($)	Plus Change in Value of Prior Years’ Awards Vested During Fiscal Year($)	Compensation Actually Paid to PEO($)
2025	1,995,018	(979,712)	997,493	(166,860)	131,286	(115,741)	1,861,484
2024	3,666,341	(2,777,775)	1,057,695	(2,893,561)	131,761	(1,034,069)	(1,849,608)
2023	4,255,006	(3,190,771)	3,641,317	(900,099)	203,555	(775,742)	3,233,266

(3)
Our NEOs (excluding our PEO) for each applicable year were:
•
2025: Sara Kenkare-Mitra, Ph.D.; Neil Berkley.
•
2024: Marc Grasso, M.D.; Sara Kenkare-Mitra, Ph.D.; Gary Romano, M.D., Ph.D.
•
2023: Marc Grasso, M.D.; Sara Kenkare-Mitra, Ph.D.; Gary Romano, M.D., Ph.D.
(4)
The amounts disclosed reflect the adjustments listed in the tables below to the amounts reported in the Summary Compensation Table for our NEOs (excluding our PEO):

Year	Average Summary Compensation Table Total for Other NEOs($)s	Minus Stock and Option Awards from Summary Compensation Table($)	Plus Year-End Equity Value of Unvested Awards Granted During Fiscal Year($)	Plus Change in Value of Unvested Awards Granted in Prior Years($)	Plus Value of Awards Granted and Vested During Fiscal Year($)	Plus Change in Value of Prior Years’ Awards Vested During Fiscal Year($)	Fair Value at Start of Fiscal Year of Awards That Failed to Meet Vesting Conditions($)	Compensation Actually Paid to Other NEOs($)
2025	1,313,805	(221,327)	177,272	(35,087)	50,392	(42,829)	(219,638)	1,022,588
2024	1,933,897	(1,062,850)	404,701	(1,319,273)	50,416	(452,246)	—	(445,355)
2023	1,980,327	(1,055,565)	1,204,614	(373,876)	67,339	(294,941)	—	1,527,898

(5)
Total shareholder return illustrates the value, as of the last day of the applicable fiscal year, of an investment of $100 in our common stock on December 31, 2022.
(6)
The peer group used for relative total shareholder return is the Nasdaq Biotechnology Index.
(7)
The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table:

Compensation Actually Paid and Net Income (Loss)

Alector is not a commercial-stage company, and we did not have any revenue during the periods presented, except revenue related to the agreement with AbbVie and the agreement with GSK for the license and co-development of product candidates with those parties. Consequently, we have not historically looked to net income (loss) as a performance measure for our executive compensation program. From 2023 to 2024 our net loss decreased, the “compensation actually paid” for our PEO decreased, and the “compensation actually paid” for our other NEOs decreased. The decrease in net loss in 2024 was mainly due to the termination of the AL002 program and therefore we recognized all remaining revenue in 2024. From 2024 to 2025 our net loss increased, the “compensation actually paid” for our PEO increased, and the “compensation actually paid” for our other NEOs increased. The increase in net loss in 2025 was mainly due to the termination of the AL002 program and therefore we recognized all remaining revenue in 2024.

Compensation Actually Paid and the Company’s Total Shareholder Return

The following chart sets forth the relationship between the “compensation actually paid” to our PEO, the average “compensation actually paid” to our NEOs as a group (excluding our PEO), and the Company’s total shareholder return over the period covering fiscal years 2023, 2024, and 2025. We utilize several performance measures to align executive compensation with our performance, but those are not financial performance measures, such as total shareholder return. For example, as described in more detail above in the section titled “Executive Compensation,” part of the compensation our NEOs are eligible to receive consists of annual performance-based cash bonuses which are designed to provide appropriate incentives to achieve defined annual corporate goals and to reward our NEOs for individual achievement towards these goals. Additionally, we view equity awards, which are an integral part of our executive compensation program, as related to Company performance because the value of each award increases only if the value of our common stock appreciates from the grant date and if the NEO continues employment over the vesting period. These equity awards strongly align our NEOs’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our NEOs to continue in our employment for the long-term.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Equity Compensation Plan Information

The following table provides information as of December 31, 2025 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Unvested Restricted Stock Units and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders
2017 Stock Option and Grant Plan(2)	1,478,171	9.17	—
2019 Equity Incentive Plan(3)	9,541,578	11.49	10,477,828
2019 Employee Stock Purchase Plan(4)	—	—	3,761,686
Equity compensation plans not approved by stockholders
2022 Inducement Equity Incentive Plan	442,961	17.09	2,580,302

(1)
Restricted stock units have been excluded for purposes of computing weighted average exercise prices.
(2)
Our Board of Directors adopted, and our stockholders approved, the 2017 Stock Option and Grant Plan (the “2017 Plan”) and the 2019 Plan. The 2017 Plan has been terminated; however, all outstanding options issued pursuant to the 2017 Plan continue to be governed by their existing terms. To the extent that any such awards are forfeited or lapse unexercised or are repurchased, the shares of common stock subject to such awards will become available for issuance under the 2019 Plan.
(3)
Our 2019 Plan provides that the number of shares available for issuance under the 2019 Plan will be increased on the first day of each fiscal year beginning with the 2020 fiscal year, in an amount equal to the least of (i) 7,096,760 shares, (ii) five percent (5%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as our Board of Directors may determine.
(4)
Our 2019 ESPP provides that the number of shares available for issuance under the 2019 ESPP will be increased on the first day of each fiscal year beginning with the 2020 fiscal year, in an amount equal to the least of (i) 591,397 shares, (ii) one percent (1%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as may be determined by our Board of Directors or any committee designated by the Board of Directors.

Risk Analysis of our Compensation Plans

Our Compensation Committee reviews and discusses with management the risks arising from our compensation philosophy and practices to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate such risks. In addition, our Compensation Committee engages its independent compensation consultant each year to independently review our executive compensation program. Based on those reviews, the Compensation Committee structures our executive compensation program to encourage our named executive officers to focus on both short-term and long-term success. We do not believe that our compensation programs creates risks that are reasonably likely to have a material adverse effect on us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2026 for:

•
each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock;
•
each of our named executive officers;
•
each of our directors and nominees for director; and
•
all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 111,025,187 shares of our common stock outstanding as of March 31, 2026. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2026, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Alector, Inc., 131 Oyster Point Boulevard, Suite 600, South San Francisco, California 94080.

Name of Beneficial Owner	Number of Shares Beneficially Owned(#)	Percentage of Shares Beneficially Owned(%)
5% Stockholders:
Entities affiliated with Polaris Venture Partners(1)	6,853,817	6.2
Entities affiliated with TCG Crossover (2)	10,000,000	9.0
Named Executive Officers and Directors:
Arnon Rosenthal, Ph.D.(3)	8,182,831	7.2
Neil Berkley (4)	177,239	*
Sara Kenkare-Mitra, Ph.D. (5)	578,924	*
Elizabeth Garofalo, M.D.(6)	143,884	*
Paula Hammond, Ph.D.(7)	141,301	*
Louis J. Lavigne, Jr.(8)	256,184	*
Richard Scheller, Ph.D.(9)	297,163	*
Kristine Yaffe, M.D.(10)	189,632	*
Errol De Souza, Ph.D.(11)	43,244	*
Mark Altmeyer(12)	43,244	*
All current executive officers and directors as a group (9 persons)(13)	9,474,722	8.3

* Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)
Based on information contained in a Schedule 13G/A filed with the SEC on November 13, 2025. Consists of (a) 498,468 shares held of record by Polaris Venture Partners VI, L.P. (“PVP VI”), (b) 378,403 shares held of record by Polaris Venture Partners Founders’ Fund VI, L.P. (“PVPFF VI”), (c) 4,797,563 shares held of record by Polaris Venture Partners VI (AIV), L.P. (“PVP VI AIV”), and (d) 1,179,383 shares held of record by Polaris Venture Partners VI (AIV-B), L.P (“PVP VI AIV-B” and together with PVP VI, PVPFF VI, and PVP VI AIV, the “Funds”). Polaris Venture Management Co. VI, L.L.C. (“PVM VI”) is the sole general partner of the Funds and may be deemed to have sole power to vote and dispose of the shares held by the Funds. Amir Nashat, Brian Chee, David Barrett, Bryce Youngren, Jonathan A. Flint, and Terry McGuire are the managing members of PVM VI and collectively make voting and investment decisions with respect to the shares held by the Funds. The address of the Funds is One Marina Park Drive, 10th Floor, Boston, MA 02210.
(2)
Based on information contained in a Schedule 13G/A filed with the SEC on November 14, 2025. Consists of (i) 5,000,000 shares of Common Stock held of record by TCG Crossover Fund II, L.P. (“TCG Crossover II”) and (ii) 5,000,000 shares of Common Stock held of record by TCG Crossover Fund III, L.P. (“TCG Crossover III”). TCG Crossover GP II is the general partner of

TCG Crossover II and may be deemed to have voting, investment, and dispositive power with respect to the securities held of record by TCG Crossover II. TCG Crossover GP III is the general partner of TCG Crossover III and may be deemed to have voting, investment, and dispositive power with respect to the securities held of record by TCG Crossover III. Chen Yu, M.D. is the sole managing member of each of TCG Crossover GP II and TCG Crossover GP III and may be deemed to share voting, investment and dispositive power with respect to the securities held of record by TCG Crossover II and TCG Crossover III. The address of the TCG Crossover entities and Dr. Yu is 245 Lytton Ave., Suite 350, Palo Alto, CA 94301.
(3)
Consists of (a) 1,787,235 shares of common stock held of record by Dr. Rosenthal; (b) 652,500 shares held of record by Adi Rosenthal 2007 Trust dated March 27, 2007, for which Dr. Rosenthal serves as trustee; (c) 652,500 shares held of record by Noam Rosenthal 2007 Trust dated March 27, 2007, for which Dr. Rosenthal serves as trustee; (d) 652,500 shares held of record by Shani Rosenthal 2007 Trust dated March 27, 2007, for which Dr. Rosenthal serves as trustee; (e) 1,972,875 shares held of record by The Rosenthal Family Revocable Trust Dated November 4, 1994, as restated on June 9, 1999, for which Dr. Rosenthal serves as trustee; and (f) 2,465,221 shares of common stock subject to options exercisable within 60 days of March 31, 2026.
(4)
Consists of (a) 124,889 shares of common stock held of record by Mr. Berkley; and (b) 52,350 shares of common stock subject to options exercisable within 60 days of March 31, 2026.
(5)
Consists of (a) 199,387 shares of common stock held of record by Dr. Kenkare-Mitra; and (b) 379,537 shares of common stock subject to options exercisable within 60 days of March 31, 2026.
(6)
Consists of (a) 70,709 shares of common stock held of record by Dr. Garofalo; and (b) 73,175 shares of common stock subject to options exercisable within 60 days of March 31, 2026.
(7)
Consists of (a) 46,209 shares of common stock held of record by Dr. Hammond; and (b) 95,092 shares of common stock subject to options exercisable within 60 days of March 31, 2026.
(8)
Consists of (a) 10,552 shares of common stock held of record by Lavrite, LLC, for which Mr. Lavigne serves as managing director; (b) 70,709 shares of common stock held of record by Mr. Lavigne; and (c) 174,923 shares of common stock subject to options exercisable within 60 days of March 31, 2026.
(9)
Consists of (a) 66,666 shares held of record by Dr. Scheller; and (b) 230,497 shares of common stock subject to options exercisable within 60 days of March 31, 2026.
(10)
Consists of (a) 66,709 shares of common stock held of record by Dr. Yaffe; and (b) 122,923 shares of common stock subject to options exercisable within 60 days of March 31, 2026.
(11)
Consists of (a) 24,063 shares of common stock held of record by Dr. De Souza; and (b) 19,181 shares of common stock subject to options exercisable within 60 days of March 31, 2026.
(12)
Consists of (a) 24,063 shares of common stock held of record by Mr. Altmeyer; and (b) 19,181 shares of common stock subject to options exercisable within 60 days of March 31, 2026.
(13)
Consists of (a) 6,222,179 shares beneficially owned by our executive officers and directors; and (b) 3,252,543 shares of common stock subject to options exercisable within 60 days of March 31, 2026.

RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment, and change in control arrangements, discussed in the sections titled “Board of Directors and Corporate Governance” and “Executive Compensation,” the following is a description of certain relationships and transactions since January 1, 2024 involving our directors, executive officers, beneficial holders of more than 5% of our common stock, or entities affiliated with them.

Consulting Agreements with Dr. Richard Scheller

In October 2018, we entered into a Scientific Advisory Board Agreement with Dr. Richard Scheller, a member of our Board of Directors and Scientific Advisory Board (“SAB”), which governs his compensation for serving on the SAB. Separately, in December 2019, we entered into a consulting agreement pursuant to which Dr. Scheller serves on SPARC and generally provides scientific advice regarding our products or services and research program. On May 16, 2024, we entered into an amendment to Dr. Scheller’s consulting agreement, pursuant to which he receives an annualized payment of $100,000 and an award of 5,000 RSUs, subject to the board approval. We also entered into an amendment to Dr. Scheller’s SAB agreement on the same date, pursuant to which Dr. Scheller received an annualized payment of $10,000 and an award of 10,833 RSUs, subject to the board approval. On August 2, 2024, the board approved the 5,000 RSUs under his consulting agreement and the 10,833 RSUs under his SAB agreement. On May 1, 2025, we entered into a further amendment to Dr. Scheller’s consulting agreement, pursuant to which he receives an annualized payment of $100,000 and an award of 5,000 RSUs, subject to the board approval. We also entered into a further amendment to Dr. Scheller’s SAB agreement on the same date, pursuant to which Dr. Scheller received an award of 10,833 RSUs, subject to the board approval. On May 2, 2025, the Compensation Committee approved the 5,000 RSUs under his consulting agreement and the 10,833 RSUs under his SAB agreement. These RSUs vested in equal quarterly installments over 12 months on June 1, 2025, September 1, 2025, December 1, 2025, and March 1, 2026.

Related Party Transaction Policy

Our Audit Committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed the lesser of $120,000 or one percent of the average of our assets at year-end for the last two completed fiscal years and in which a related person has or will have a direct or indirect material interest. The charter of our Audit Committee provides that our Audit Committee shall review and approve in advance any related party transaction. We have adopted a formal written policy providing that we are not permitted to enter into any transaction that exceeds the lesser of $120,000 or one percent of the average of our assets at year-end for the last two completed fiscal years and in which any related person has a direct or indirect material interest without the consent of our Audit Committee. In approving or rejecting any such transaction, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including whether the transaction is fair to the Company and on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers, and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during our fiscal year ended December 31, 2025 and through the date of this proxy statement, all Section 16(a) filing requirements were satisfied on a timely basis.

Fiscal Year 2025 Annual Report and SEC Filings

Our financial statements for the fiscal year ended December 31, 2025 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at https://investors.alector.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Alector, Inc., Attention: Investor Relations, 131 Oyster Point Boulevard, Suite 600, South San Francisco, California 94080.

* * *

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

South San Francisco, California

April 28, 2026

ANNUAL MEETING OF STOCKHOLDERS OF

ALECTOR, INC.

VOTING INSTRUCTIONS

Vote online or by phone until 11:59 p.m. Eastern Time the day before the meeting.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit edge.media-server.com/mmc/p/mvantv8m password: alector2026 (cap sensitive) and be sure to have available the control number.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card, and Annual Report on Form 10-K are available at www.astproxyportal.com/ast/22640

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20330300000000001000 2 061726

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

NOMINEES:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

IMPORTANT NOTICE

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE THE COMPANY THE EXPENSE OF ADDITIONAL SOLICITATION.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

ALECTOR, INC.

June 17, 2026

131 Oyster Point Blvd, Suite 600
South San Francisco, CA 94080

1

ALECTOR, INC.

Proxy Solicited on Behalf of the Board of Directors for
Annual Meeting of Stockholders

The undersigned hereby appoint(s) Arnon Rosenthal, Ph.D., Neil Berkley, and Danielle Pasqualone, Ph.D., or any one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in Alector, Inc. as indicated on the proposals referred to on the reverse side hereof at the annual meeting of its stockholders to be held on June 17, 2026, and at any adjournments thereof, and in their discretion upon any other matter which may properly come before said meeting.

(Continued and to be signed on the reverse side)

COMMENTS:

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF ALECTOR, INC. INTERNET -Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE -Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM Eastern Time the day before the meeting. MAIL -Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING -The company will be hosting the me